UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  )

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☐	Soliciting Material Pursuant to Section 240.14a-12

Thomas Weisel Partners Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Thomas Weisel Partners Group, Inc.

One Montgomery Street

San Francisco, California 94104

January 5, 2009

Dear Shareholder:

You are cordially invited to attend a Special Meeting of Shareholders of Thomas Weisel Partners Group, Inc. which will be held on Monday, February 9, 2009, at 8:00 a.m., Pacific time. The meeting will take place at our corporate headquarters at One Montgomery Street, 35th Floor, San Francisco, California 94104. At the meeting, we will:

(1)	Vote on a proposal to amend the Thomas Weisel Partners Group, Inc. Equity Incentive Plan.

(2)	Conduct any other business that properly comes before the meeting.

All holders of record of common stock and special voting preferred stock of Thomas Weisel Partners Group, Inc. as of January 2, 2009 will be entitled to vote at the Special Meeting of Shareholders.

Enclosed are the following for your review:

•	Notice of Special Meeting of Shareholders and Proxy Statement

•	Proxy Card or Voting Instruction Card (and return envelope)

Your vote is very important to us and your shares should be represented and voted, whether or not you plan to personally attend the Special Meeting.

Sincerely,

Thomas W. Weisel

Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT.
PLEASE PROMPTLY SUBMIT YOUR PROXY BY TELEPHONE, INTERNET OR MAIL.

This proxy statement and accompanying proxy card are first being distributed on or about January 9, 2009.

Thomas Weisel Partners Group, Inc.

One Montgomery Street

San Francisco, California 94104

_________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

_________

Time & Date:	February 9, 2009, at 8:00 a.m., Pacific time

Location:	One Montgomery Street, 35th Floor, San Francisco, California (enter at 120 Kearny Street)

Items of Business:	• Vote on a proposal to amend the Thomas Weisel Partners Group, Inc. Equity Incentive Plan

• Conduct any other business that properly comes before the meeting

Record Date for Voting:	January 2, 2009

Inspection of List of Shareholders of Record:
A list of the shareholders of record as of January 2, 2009 will be available for inspection during ordinary business hours at the office of our General Counsel and Secretary, One Montgomery Street, 37th Floor, San Francisco, California 94104, from January 26, 2009 to February 9, 2009, as well as at the Special Meeting.

Holders of Exchangeable Shares:
If you hold Exchangeable Shares in TWP Acquisition Company (Canada), Inc. and you wish to direct the Trustee to cast the votes represented by your Exchangeable Shares attached to the Special Voting Preferred Stock, you should follow carefully the voting instructions that are included in the Notice to Exchangeable Shareholders that accompanies this Proxy Statement. The procedure for instructing the Trustee differs in certain respects from the procedure for delivering a proxy, including the place for depositing the instruction and the manner of revoking the instruction.

Additional Information:	Additional information regarding the matters to be acted on at the Special Meeting is included in the accompanying Proxy Statement.

By Order of the Board of Directors,

Mark P. Fisher

Secretary

January 5, 2009

-i-

Thomas Weisel Partners Group, Inc.

One Montgomery Street

San Francisco, California 94104

PROXY STATEMENT

_________

SPECIAL MEETING OF SHAREHOLDERS

February 9, 2009

_________

INTRODUCTION

This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of Thomas Weisel Partners Group, Inc., a Delaware corporation (which we refer to as “Thomas Weisel Partners,” the “Company,” the “firm,” “we,” “our” or “us” and when so referring include, as applicable, our predecessor limited liability company), to be used at our Special Meeting of Shareholders on Monday, February 9, 2009, at 8:00 a.m., Pacific time, and at any adjournments or postponements of the Special Meeting. The approximate date on which this Proxy Statement and the accompanying proxy materials are first being mailed to shareholders is January 9, 2009.

Holders of our common stock, par value $0.01 per share, as of the close of business on January 2, 2009, will be entitled to vote at the Special Meeting. Each share of common stock is entitled to one vote for each matter to be voted on and a majority of shares will constitute a quorum at the Special Meeting. In addition, we have issued one share of Special Voting Preferred Stock, par value $0.01 per share, through which the holders of exchangeable shares issued by TWP Acquisition Company (Canada), Inc., a Canadian corporation (the “Exchangeable Shares”) and our indirect subsidiary, may exercise voting rights. The Exchangeable Shares were issued in connection with our acquisition of Westwind Capital Corporation in January 2008 (“Westwind”). The Special Voting Preferred Stock provides a mechanism for holders of Exchangeable Shares, which are intended to be substantially the voting equivalent of our common stock, to vote with our common stock. The share of Special Voting Preferred Stock is entitled to one vote for each Exchangeable Share, excluding shares held by Thomas Weisel Partners or any person directly or indirectly controlled by or under common control with Thomas Weisel Partners, on all matters on which our common stock is entitled to vote. CIBC Mellon Trust Company, the trustee holder of the Special Voting Preferred Stock, has the right to cast a number of votes equal to the number of then-outstanding Exchangeable Shares, but will only cast a number of votes equal to the number of Exchangeable Shares as to which it has received a voting instruction card from the owners of record of the Exchangeable Shares (other than Thomas Weisel Partners and any person directly or indirectly controlled by or under common control with Thomas Weisel Partners), on the relevant record date.

On January 2, 2008, there were                               shares of our common stock outstanding held by approximately                stockholders of record and one share of Special Voting Preferred Stock held by the Trustee (representing                               Exchangeable Shares entitled to give voting instructions and therefore entitled to                              votes).

Proxy cards are enclosed for holders of our common stock and voting instruction cards are enclosed for holders of Exchangeable Shares.

We do not have cumulative voting, and there are no appraisal or dissenters’ rights associated with any of the matters we have scheduled for a vote at the Special Meeting.

INFORMATION ABOUT THE SPECIAL MEETING

 Information for Holders of Common Stock

You can vote your shares by marking, signing and returning the enclosed proxy card, or you can vote through the Internet or by telephone. If you properly submit your proxy by any of these methods and you do not subsequently revoke your proxy, your shares will be voted in accordance with your instructions.

If you sign your proxy card but do not mark it to give voting instructions, your shares will be voted as follows:

•	FOR the proposal to amend the Thomas Weisel Partners Group, Inc. Equity Incentive Plan; and

otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the Special Meeting and any adjournment or postponement thereof.

A proxy submitted through the Internet or by telephone may be revoked by (i) executing a later-dated proxy card that is received prior to 11:59 p.m., New York City time, on February 6, 2009, (ii) subsequently submitting a new proxy through the Internet or by telephone prior to 11:59 p.m., New York City time, on February 6, 2009 or (iii) attending the Special Meeting and voting in person. A proxy submitted by proxy card may be revoked before the vote is cast by the designated proxy by (i) giving written notice to our Secretary and General Counsel at One Montgomery Street, 37th Floor, San Francisco, California 94104, (ii) subsequently submitting another proxy bearing a later date or (iii) attending the Special Meeting and voting in person. Attending the Special Meeting without voting will not revoke your previously submitted proxy.

If you hold shares in “street name” (that is, through a bank, broker or other nominee) and would like to attend the Special Meeting, you will need to bring an account statement or other acceptable evidence of ownership of our common stock as of the close of business on January 2, 2009, the record date for voting. If you hold shares in “street name,” then in order to vote at the Special Meeting you will also need to bring a valid “legal proxy,” which you can obtain by contacting your account representative at the bank, broker or nominee through which you hold your shares.

 Information for Holders of Exchangeable Shares

Instructions for voting and revocation of voting instructions, as well as instructions for attending the meeting if you hold Exchangeable Shares, are included in the Notice to Exchangeable Shareholders that is being provided to holders of Exchangeable Shares along with this Proxy Statement.

 Quorum Requirements

The holders of shares entitled to cast a majority of the total votes of the outstanding shares of stock on January 2, 2009, present in person or represented by proxy and entitled to vote, will constitute a quorum for the transaction of business at the Special Meeting. Withheld votes, abstentions and “broker non-votes” are treated as present for quorum purposes.

 Voting Requirements

Proposal to Amend the Thomas Weisel Partners Group, Inc. Equity Incentive Plan.  You may vote “for,” “against” or “abstain” with respect to the proposal to amend the Thomas Weisel Partners Group, Inc. Equity Incentive Plan. A majority of the votes cast “for” or “against” the proposed amendment must be voted “for” the proposed amendment for it to pass. An abstention is not treated as a vote “for” or “against” and will have no effect on the outcome of the vote.

 Broker Authority to Vote

Under the rules of the New York Stock Exchange, Inc., member brokers that do not receive instructions from their customers to vote do not have discretionary voting authority to vote their customers’ shares at the Special Meeting because the proposal to amend the Thomas Weisel Partners Group, Inc. Equity Incentive Plan is not considered a routine matter.

 Independent Election Inspector

We have retained Broadridge Financial Solutions to receive and tabulate the votes in connection with our Special Meeting. We have also retained through Broadridge Financial Solutions, an independent election inspector. The independent election inspector, currently expected to be Andrew M. Wilcox, will certify the election results and perform any other acts required by the Delaware General Corporation Law.

 Expenses of Solicitation

We are paying for costs associated with the preparation of proxy materials and solicitation of proxies from our shareholders and voting instructions from holders of Exchangeable Shares for the Special Meeting. Although there are no formal agreements to do so, we will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses incurred in sending proxy materials to our shareholders and beneficial owners of our common stock and Exchangeable Shares in accordance with applicable rules. In addition to solicitation by mail, our directors, officers and employees may solicit proxies in person, by telephone, by fax or by electronic or other means of communication, but they will not receive special compensation for such activities.

Where You Can Find More Information

We are required to file annual, quarterly and current reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, or SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, U.S.A. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s internet site at http://www.sec.gov.

We maintain a public internet site at http://www.tweisel.com and make available free of charge through our internet site our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to those reports filed or furnished pursuant to the Securities Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Also posted on our website are charters for our Board of Directors’ Audit Committee, Compensation Committee and Corporate Governance and Nominations Committee, as well as our Corporate Governance Guidelines, our Code of Conduct and Ethics governing our directors, officers and employees and other related materials. The information on our website is not part of this Proxy Statement.

ISSUE ONE:
PROPOSAL TO AMEND THE THOMAS WEISEL PARTNERS GROUP, INC.
EQUITY INCENTIVE PLAN

 In January 2006, prior to our initial public offering, the Compensation Committee of our Board of Directors and Thomas Weisel Partners Group LLC, our then sole shareholder, each approved the Thomas Weisel Partners Group, Inc. Equity Incentive Plan (which we refer to as the “Equity Incentive Plan”). In May 2007 and in May 2008 our shareholders approved certain amendments to the Equity Incentive Plan at the Annual Meetings of Shareholders that took place in 2007 and 2008, respectively. As described further below, we are proposing to further amend the Equity Incentive Plan in order to increase the number of shares of our common stock available for awards thereunder.

If the proposed amendment to the Equity Incentive Plan is not approved, the Equity Incentive Plan will continue as currently in effect until amended in accordance with its terms.

The descriptions of the terms of our Equity Incentive Plan and the proposed amendment thereto contained herein are qualified in their entirety by reference to the complete text of the Proposed Third Amended and Restated Equity Incentive Plan attached hereto as Annex A, which reflects the amendment described below.

 Summary of Proposed Amendment

We are proposing to amend the Equity Incentive Plan as described below:

•
To increase the number of shares of our common stock available for awards thereunder by 6,000,000 shares. After giving effect to this proposed amendment and taking into account awards previously granted, we would have had, as of December 31, 2008, a total of approximately 8,311,592 million shares available for future awards. (See Section 4 of the Proposed Third Amended and Restated Equity Incentive Plan attached hereto as Annex A.)

We have proposed this amendment for a number of reasons, including that:

•
The Equity Incentive Plan is a key element of our compensation philosophy and we believe our Equity Incentive Plan has been effective in aligning the long-term interests of our employees and our shareholders because, among other things:

•	We deliver a substantial portion of employee compensation in the form of equity awards, in lieu of cash;

•	Equity awards that are performance awards vest upon satisfaction of the related performance target;

•	Equity awards that are not performance awards are generally subject to a vesting period of at least 3 years; and

•	Equity awards increase our employees’ long-term ownership interest in Thomas Weisel Partners.

•	Our Equity Incentive Plan is designed to:

•	Make employees think and act like owners of Thomas Weisel Partners; and

•	Instill a long-term perspective across the company, incentivizing employees to be focused on long-term strategic objectives that are important for preserving and increasing shareholder value.

•	An integral part of our compensation philosophy is to deliver a significant portion of employees’ total compensation in the form of equity awards in lieu of cash compensation:

•	Broad distribution — we have a broad-based equity program, granting equity awards to approximately 27% of our employees as a portion of their performance-based incentive compensation in 2007.

•
Not additive — Equity awards granted pursuant to the Equity Incentive Plan comprise a significant component of annual total compensation that is paid in lieu of cash, and do not represent an additional award.

•
If this amendment is not approved, we may not have sufficient shares in the Equity Incentive Plan to cover 2009 projected employee equity awards, with the result that we may need to substitute cash for equity compensation and, therefore, lose the important benefits of aligning the long-term interest of employees with those of shareholders, as well as reduce our liquid assets at a time when we are focused on preserving cash.  As of December 31, 2008, there are only 2,311,592 shares available for future equity awards under the Equity Incentive Plan.

 Summary Description of Equity Incentive Plan

The following is a summary of the material terms of our Equity Incentive Plan as amended in accordance with the proposed amendment described above. As noted above, the descriptions of the terms of our Equity Incentive Plan and the proposed amendment thereto contained herein are qualified in their entirety by reference to the complete text of the Proposed Third Amended and Restated Equity Incentive Plan attached hereto as Annex A, which reflects the amendment described above.

Purpose.   The purposes of the Equity Incentive Plan are to attract, retain and motivate our key employees, directors, consultants and advisors and to align the interests of key employees, directors, consultants and advisors with stockholders through equity-based compensation and enhanced opportunities for ownership of shares of our common stock.

Administration.   The Equity Incentive Plan is administered by our Compensation Committee.

Vesting Schedule.   The Compensation Committee shall have the authority to determine the vesting schedule applicable to each award; provided, however, that any award of Options, Restricted Stock and Restricted Stock Units, other than Performance Awards, granted to any employee shall vest ratably over at least a period of three years; and provided further that any award of Options, Restricted Stock and Restricted Stock Units granted to any non-employee director as part of their regular annual compensation and paid in accordance with our director compensation policy is not subject to a minimum vesting schedule.

Settlement of Awards.   The Compensation Committee shall have authority to determine whether, to what extent and under what circumstances awards under the Equity Incentive Plan may be settled, paid or exercised in cash, shares of common stock or other awards under the Equity Incentive Plan or other property, or canceled, forfeited or suspended.

Deferral of Awards.   The Compensation Committee shall determine whether, to what extent, and under what circumstances cash, shares of common stock, other securities, other awards under the Equity Incentive Plan, other property, and other amounts payable with respect to an award under the Equity Incentive Plan shall be deferred either automatically, or at the election of the holder thereof or the Compensation Committee.

Shares Available.   Subject to adjustment and giving effect to the proposed amendment, the maximum number of shares of common stock that may be delivered pursuant to awards granted under the Equity Incentive Plan is 17,150,000 shares. We have proposed above to amend this aspect of the Equity Incentive Plan to increase the number of shares of common stock that may be delivered pursuant to awards granted under the Equity Incentive Plan by 6,000,000 shares. After giving effect to this proposed amendment and taking into account awards previously granted, we would have had, as of December 31, 2008, approximately 8,311,592 million shares available for future awards.

Shares of common stock to be issued under the Equity Incentive Plan may be made available from authorized but unissued common stock of the Company, common stock held by the Company in its treasury, common stock of the Company purchased by the Company on the open market, common stock purchased in the open market by one or more trusts established for the benefit of award recipients or otherwise. During the term of the Equity Incentive Plan, we will at all times reserve and keep available the number of shares of our common stock that shall be sufficient to satisfy the requirements of the Equity Incentive Plan.

If any shares of our common stock covered by an award (other than a Substitute Award as defined below), or to which such an award relates, terminate, lapse or are forfeited or cancelled, or such an award is otherwise settled without the delivery of the full number of shares of our common stock underlying the award, then the shares of our common stock covered by such award, or to which such award relates, to the extent of any such forfeiture, termination, lapse, cancellation, etc., shall again be, or shall become available for issuance under the Equity Incentive Plan. Shares of our common stock underlying Substitute Awards shall not reduce the number of shares of our common stock available for delivery under the Equity Incentive Plan. A “Substitute Award” under the Equity Incentive Plan is any award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by us or with which we combine.

Adjustments.   The Compensation Committee shall equitably adjust the terms of any outstanding awards and the number of shares of common stock issuable under the Equity Incentive Plan for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, spin-off, combination or reclassification of the common stock, or any other event that the Compensation Committee determines affects our capitalization.

Eligibility.   All of our full-time and part-time employees (including an officer or director who is also an employee) and those of our affiliates and any of our consultants or advisors selected by the Compensation Committee are eligible to participate in the Equity Incentive Plan.   As of December 31, 2008, we had              full-time and part-time employees.  Because other potential eligible individuals are selected by the Compensation Committee, it is not possible to determine the total number of people eligible to participate in the Equity Incentive Plan.  Other than for awards of Incentive Stock Options (as described below), any individual or individuals to whom an offer of employment has been extended, a member of our Board of Directors or a member of the board of directors of any of our subsidiaries may also receive awards under the Equity Incentive Plan at the discretion of the Compensation Committee.  Holders of equity-based awards issued by a company acquired by us or with which we combine are eligible to receive Substitute Awards under the Equity Incentive Plan.

Grant of Awards.   The Compensation Committee may grant the following five types of awards under the Equity Incentive Plan: (i) Restricted Stock Units, (ii) Options, (iii) Restricted Stock, (iv) Other Stock-Based Awards and (v) Performance Awards (each an “Award”).

An Award of an Option shall be exercisable at a price determined by the Compensation Committee on the date of the Award grant, which price shall be no less than the fair market value of the shares underlying the Option on such date.

An Award of Restricted Stock Units consists of contractual rights denominated in shares of our common stock and represents a right to receive the value of a share of our common stock (or a percentage of such value, which percentage may be higher than 100%). Restricted Stock Units underlying such Awards are subject to restrictions and such other terms and conditions as the Compensation Committee may determine, which restrictions and such other terms and conditions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Compensation Committee may deem appropriate.

Performance Awards.   The Equity Incentive Plan also permits the Compensation Committee to grant Performance Awards. Performance Awards shall become earned and payable if pre-established targets relating to one or more performance measures are achieved during a performance period or periods of at least nine months, as determined by the Compensation Committee. These performance measures include, but are not limited to: (i) earnings per share, (ii) return on average common equity, (iii) pre-tax income, (iv) pre-tax operating income, (v) net revenues, (vi) net income, (vii) profits before taxes, (viii) book value per share, (ix) stock price, (x) earnings available to common stockholders, (xi) ratio of compensation and benefits to net revenues and (xii) execution and origination of specified assignments. Such targets may relate to the Company as a whole, or to one or more units thereof, and may be measured over such periods, as the Compensation Committee shall determine.

Termination of Employment.   In case of termination of employment or cessation of services, unless otherwise determined by the Compensation Committee or provided by the Compensation Committee in the applicable Award Agreement, the following provisions shall apply:

(a)
for reason of death, Disability (as defined in the Equity Incentive Plan) or Retirement (as defined in the Equity Incentive Plan), any unvested Award then held by such participant shall be immediately accelerated and become fully vested, exercisable and payable and any such Award that is an Option shall automatically expire on the earlier of (i) the date the Option would have expired had the participant continued in such employment and (ii) one year after the date such participant’s service ceases;

(b)
by the Company for cause (as determined by the Compensation Committee in its sole discretion), the Compensation Committee will have the discretion to accelerate and fully vest any Award held by such participant, otherwise (i) any Award then held by such participant whose restrictions have not lapsed, which is not exercisable or which is not payable will automatically be forfeited in full and canceled by the Company upon such termination of employment and (ii) any Option then held by such participant to the extent exercisable shall automatically be forfeited in full and canceled by the Company on the date such participant’s service ceases;

(c)
by the Company without cause (as determined by the Compensation Committee in its sole discretion) within two years following a Change in Control or six months prior to a Change in Control if the Compensation Committee reasonably determines in its sole discretion that such termination was at the behest of the acquiring entity, any unvested Award then held by such participant shall be immediately accelerated and become fully vested, exercisable and payable and any such Award that is an Option shall automatically expire on the earlier of (i) the date the Option would have expired had the participant continued in such employment and (ii) one year after the date such participant’s services ceases or, in the event the Compensation Committee determines the termination was without cause at the behest of the acquiring entity, one year after the date of such determination;

(d)	for any reason other than those described in (a), (b) and (c), the Compensation Committee will have the discretion to accelerate and fully vest any Award held by such participant, otherwise:

(i)
any Award (other than Performance Awards) then held by such participant whose restrictions have not lapsed, which is not vested, which is not exercisable or which is not payable will automatically be forfeited in full and canceled by the Company on the date such participant’s service ceases;

(ii)
any Option then held by such participant to the extent exercisable shall automatically expire on the earlier of (A) the date the Option would have expired had the employee continued in such service and (B) 180 days (or 90 days in the case of Options that are intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code) after the date that such participant’s service ceases; and

(iii)	any Performance Award then held by such participant which is not then payable will be paid in accordance with its terms, which terms may provide that the Performance Award be forfeited; and

(e)
Unless the Compensation Committee determines otherwise at any time in its sole discretion, in the event the Company sells or spins off a portion of its assets or one of its affiliates and a participant is determined to have a termination of employment as a result of such sale or spin-off, then the participant shall be permitted to exercise his or her Options that are vested and outstanding on the effective date of such termination until the earlier of one (1) year after such termination of employment or the expiration of the Award.

Duration of the Equity Incentive Plan.   The Equity Incentive Plan was adopted by our Board of Directors in 2006 and most recently amended in May 2008. No Award shall be granted under the Equity Incentive Plan after the tenth anniversary of the later of (i) the effective date of the May 2008 amendment and (ii) the approval of the proposed amendment described herein by our shareholders. However, unless otherwise expressly provided in the Equity Incentive Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Compensation Committee to administer the Equity Incentive Plan and to amend, alter, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of our Board of Directors to amend the Equity Incentive Plan, shall extend beyond such date. If the proposal to amend the Equity Incentive Plan is approved by our shareholders, the life of the Equity Incentive Plan would be extended to the tenth anniversary of such approval.

Amendment, Modification and Termination of the Equity Incentive Plan.   Except as otherwise provided in an Award Agreement, our Board of Directors may from time to time suspend, discontinue, revise or amend the Equity Incentive Plan and the Compensation Committee may, subject to certain restrictions, amend the terms of any Award in any respect.

Change in Control. Our Compensation Committee may in its sole discretion determine to issue Awards under the Equity Incentive Plan that may, upon occurrence of a Change in Control, become fully vested and exercisable or payable, as applicable; provided that all Awards consisting of Restricted Stock Units granted in February 2006 in connection with our initial public offering shall become fully vested upon a Change in Control.

“Change in Control” means:

•
the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving Thomas Weisel Partners or the sale or other disposition of all or substantially all of the assets of Thomas Weisel Partners Group, Inc. to an entity that is not an affiliate of Thomas Weisel Partners that, in each case, requires stockholder approval under the laws of Thomas Weisel Partners’ jurisdiction of organization, unless immediately following such transaction:

—
more than 50% of the total voting power of the surviving entity or the entity that directly or indirectly has beneficial ownership of 95% of the voting securities eligible to elect directors of the surviving entity (the “Parent Entity”), if applicable, is represented by securities of Thomas Weisel Partners that were outstanding immediately prior to the transaction and such voting power among the holders thereof is in substantially the same proportion as the voting power of such securities among the holders thereof immediately prior to such transaction;

—
no person (other than any employee benefit plan (or any related trust) sponsored or maintained by the surviving entity or the Parent Entity), is or becomes the beneficial owner, directly or indirectly, of securities of the Parent Entity (or, if there is no Parent Entity, the surviving entity) representing 20% of the total voting power of the securities then outstanding generally eligible to vote for the election of directors of the Parent Entity (or, if there is no Parent Entity, the surviving entity). However, a “Change in Control” shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the total voting power of securities then outstanding generally eligible to vote for the election of directors of the Parent Entity (or, if there is no Parent Entity, the surviving entity) as a result of the acquisition of securities by the Company which reduces the number of such securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional securities then outstanding generally eligible to vote for the election of directors of the Parent Entity (or, if there is no Parent Entity, the surviving entity) that increases the percentage of such securities beneficially owned by such person, a “Change in Control” shall then be deemed to occur; and

—
at least a majority of the members of the board of directors (including directors whose election or nomination was approved by at least two-thirds of the incumbent directors of Thomas Weisel Partners) of the Parent Entity (or, if there is no Parent Entity, the surviving entity) were members of the Board of Directors of Thomas Weisel Partners at the time of such board of directors’ approval of the execution of the initial agreement providing for the transaction; provided, however, that no individual initially elected or nominated as a director of the Board of Directors as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors shall be included in the calculation of incumbency.

•
Any event that results in the directors on the Board of Directors as of the effective date of the Equity Incentive Plan (including directors whose election or nomination was approved by at least two-thirds of the incumbent directors on the Board of Directors) failing to constitute at least a majority of the Board; provided, however, that no individual initially elected or nominated as a director on the Board of Directors as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors shall be included in the calculation of incumbency; or

•	the approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

Dividend Equivalent Rights.   The Compensation Committee may in its discretion include in the Award Agreement a dividend equivalent right entitling the participant to receive amounts equal to the dividends that would be paid, during the time such Award is outstanding, on the shares of our common stock covered by such Award as if such shares were then outstanding.

Transferability.   Except as the Compensation Committee may otherwise determine from time to time, no Award and no right under any such Award, shall be assignable, alienable, saleable or transferable by a participant otherwise than by will or by the laws of descent and distribution.

Summary of U.S. Tax Aspects of the Equity Incentive Plan

The following discussion is a brief summary of the principal United States federal income tax consequences under current federal income tax laws relating to awards under the Equity Incentive Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

Restricted Stock.   A holder will not recognize any income upon the receipt of restricted stock under the Equity Incentive Plan unless the holder elects under Section 83(b) of the Internal Revenue Code of 1986, as amended, within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the restricted stock received. If the election is made, the holder will not be allowed a deduction for amounts subsequently required to be returned to us. If the election is not made, the holder will generally recognize ordinary income, on the date that the restrictions to which the restricted stock is subject are removed, in an amount equal to the fair market value of the restricted stock on such date, less any amount paid for the shares. At the time the holder recognizes ordinary income, we generally will be entitled to a deduction in the same amount.

Generally, upon a sale or other disposition of restricted stock with respect to which the holder has recognized ordinary income ( i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder’s basis in such shares. Such gain or loss will be long-term capital gain or loss generally if the holding period for such shares is more than one year.  If no Section 83(b) election is made, a holder’s holding period will begin on the date the restrictions lapse.

Restricted Stock Units and Performance Awards.   The grant of an award of Restricted Stock Units or a Performance Award will not result in income for the grantee or in a tax deduction for us. Upon the settlement of such an award, the grantee will recognize ordinary income equal to the aggregate fair market value of the payment received, and we generally will be entitled to a tax deduction in the same amount.

Non-Qualified Stock Options (“NQSOs”).   An optionee will not recognize any taxable income upon the grant of an NQSO and we will not be entitled to a tax deduction with respect to the grant of an NQSO. Upon exercise of an NQSO, the excess of the fair market value of the common stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. We will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee’s tax basis for the shares of common stock received pursuant to the exercise of an NQSO will equal the sum of the compensation income recognized and the exercise price.

In the event of a sale of our common stock received upon the exercise of an NQSO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and generally will be long-term capital gain or loss if the holding period for such common stock is more than one year.

Incentive Stock Options (“ISOs”).   An optionee will not recognize any taxable income at the time of grant or timely exercise of an ISO and we will not be entitled to a tax deduction with respect to such grant or exercise. However, the excess of the fair market value of the shares on the date of exercise over the exercise price paid will be included in an optionee’s alternative minimum taxable income.  Whether an optionee is subject to the alternative minimum tax will depend on his or her particular circumstances.  In addition, exercise of an ISO may give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to us, if the ISO is not exercised on a timely basis (generally, while the optionee is employed by us or within three months after termination of employment).

A sale or exchange by an optionee of shares acquired upon the exercise of an ISO more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the ISO will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of the ISO shares to the optionee, such sale or exchange will generally constitute a “disqualifying disposition” of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise of the ISO and (b) the amount realized on such disqualifying disposition of the shares over (ii) the option exercise price of such shares, will be ordinary income to the optionee, subject to applicable withholding taxes, and we will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by us.

New Plan Benefits

No awards relating to the additional 6,000,000 shares of common stock available for future awards, contained in the proposed amendment, will be granted pursuant to the Equity Incentive Plan until such an increase of shares available for future awards is approved by our shareholders. In addition, awards under the Equity Incentive Plan are subject to the discretion of our Compensation Committee. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Equity Incentive Plan as a result of the adoption of the proposed amendment or the benefits that would have been received by such participants if the proposed amendments had been in effect in the year ended December 31, 2008.  In addition, it is not possible to designate the employees to whom future awards will be granted under the Equity Incentive Plan or the number of shares of common stock that will be subject to future awards that are granted under the Equity Incentive Plan.

2008 Participation

The number of awards granted during the year through December 31, 2008 under the Equity Incentive Plan was as follows:

Name and Position	Number of Awards		Value of Awards
Thomas W. Weisel, Chairman and Chief Executive Officer	109,290	(a)	$1,101,643
Lionel F. Conacher, President and Chief Operating Officer	172,891	(a)	$1,032,159
Shaugn Stanley, Chief Financial Officer	75,631		$454,110
Bradford Raymond, Co-Director of Investment Banking	238,896	(a)	$1,791,572
Anthony V. Stais, Head of Trading	167,255	(a)	$1,274,930
David A. Baylor, Former Chief Financial Officer	67,255	(b)	$677,930
Executive Group	1,283,372	(a)	$9,869,097
Non-Executive Director Group	183,333		$549,999
Non-Executive Officer Employee Group	5,522,863		$39,877,519

(a)
Does not include Restricted Stock Units that may be granted pursuant to the June 2008 performance-based award made to Messrs. Weisel, Conacher, Raymond and Stais, as described further under “—Executive Compensation” below.

(b)	Mr. Baylor’s 2008 awards were forfeited pursuant to the terms of our Equity Incentive Plan upon his departure from the firm.

Directors’ Recommendation

The Board of Directors unanimously recommends a vote FOR the adoption of the proposed amendment to the Equity Incentive Plan. If the proposed amendment to the Equity Incentive Plan is not approved by our shareholders, the Equity Incentive Plan in its current form will remain in effect.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of November 30, 2008 (unless otherwise indicated) certain information regarding the beneficial ownership of our common stock and the Exchangeable Shares. In accordance with the rules of the SEC, “beneficial ownership” includes voting or investment power with respect to securities. On all matters submitted for shareholder vote, the common stock votes together as a single class with the Special Voting Preferred Stock held by the Trustee. Under the Voting and Exchange Trust Agreement, the Trustee is entitled to cast a number of votes equal to the number of outstanding Exchangeable Shares not held by Thomas Weisel Partners or any person directly or indirectly controlled by or under common control with Thomas Weisel Partners, and as to which the Trustee has timely received voting instructions from the Exchangeable Shareholders. Accordingly, all share numbers and ownership percentage calculations below assume that all Exchangeable Shares have been exchanged on a one-for-one basis into corresponding shares of common stock. Unless otherwise indicated, the address for each person listed below is: c/o Thomas Weisel Partners Group, Inc., One Montgomery Street, San Francisco, California 94104. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock and/or Exchangeable Shares beneficially owned by them.

	Shares of Common Stock Beneficially Owned(a)
Name of Beneficial Owner	Number	Percent
Directors and Named Executive Officers:
Thomas W. Weisel(b)	2,439,531	7.55%
Lionel F. Conacher(c)	1,576,723	4.88%
Shaugn Stanley(d)	83,722	*
David A. Baylor	197,275	*
Anthony V. Stais(e)	222,083	*
Bradford Raymond(f)	109,773	*
Thomas I.A. Allen(g)	74,160	*
Matthew R. Barger(h)	56,641	*
Michael W. Brown(i)	40,179	*
B. Kipling Hagopian(j)	57,956	*
Alton F. Irby III(k)	74,433	*
Timothy A. Koogle(l)	47,542	*
Michael G. McCaffery(m)	60,468	*
All Directors and Executive Officers as a Group (17 persons)(n)	5,582,539	17.26%
Significant Stockholders:
Royce & Associates, LLC(o)	2,563,953	7.93%

*	Less than 1% of the total outstanding shares of common stock and Exchangeable Shares, taken together.
(a)
For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the date of determination.

In light of the nature of fully vested Restricted Stock Units (“RSUs”) and fully vested options to purchase common stock (“Options”), we have also included in this table shares of common stock underlying fully vested but undelivered RSUs and fully vested but unexercised Options. For purposes of computing the percentage of outstanding shares of common stock and Exchangeable Shares held by each person or group of persons named above, any shares which such person or groups of persons has the right to acquire within 60 days (as well as the shares of common stock underlying fully vested but undelivered RSUs and fully vested but unexercised Options) are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Each of the executive officers listed above or included in All Directors and Executive Officers as a Group, other than Mark P. Fisher and Tom Carbeau (who are included in All Directors and Executive Officers as a Group), has entered into a pledge agreement with us that will secure the liquidated damages provisions in the equity agreement each of them entered into with us at the time of our initial public offering (or at the time of our acquisition of Westwind, in the case of Mr. Conacher), by a pledge of 50% of the shares of our common stock or Exchangeable Shares owned by him (including through indirect ownership and ownership through affiliated entities) at the time of the completion of our initial public offering on February 7, 2006 (or at the time of our acquisition of Westwind on January 2, 2008, in the case of Mr. Conacher). See “Issue One: Proposal to Amend the Thomas Weisel Partners Group, Inc. Equity Incentive Plan—Executive Compensation—Executive Officer Employment and Other Agreements” below for further information. In addition, each of these executives has agreed not to pledge shares of our common stock or Exchangeable Shares owned by them to any party other than us (commonly referred to as a “negative pledge”).

(b)
Mr. Weisel’s beneficial ownership includes (i) 1,584,601 shares of common stock owned by him directly (a portion of which are pledged to Thomas Weisel Partners Group, Inc. as security for certain obligations under his employment agreement), (ii) 765,816 shares of common stock owned by Ross Investments Inc., an entity wholly owned by him (a portion of which are pledged to Thomas Weisel Partners Group, Inc. as security for certain obligations under his employment agreement) and (iii) 89,114 shares of common stock as to which he disclaims beneficial ownership and which are owned by his wife, as trustee for immediate family members of Mr. Weisel.

Adult children of Mr. Weisel own 422,515 shares, which shares are not reflected in the table and as to which he disclaims beneficial ownership. Mr. Weisel also holds 148,192 unvested RSUs, ownership of which is not reflected in the table.

(c)
Mr. Conacher’s beneficial ownership includes (i) 1,283,237 Exchangeable Shares, (ii) 284,986 shares of common stock held by a trustee for the benefit of Mr. Conacher and (iii) 8,500 shares of common stock held in trust for immediate family members of Mr. Conacher.  Mr. Conacher also holds 172,891 unvested RSUs, ownership of which is not reflected in the table.

(d)	Mr. Stanley also holds 75,922 unvested RSUs, ownership of which is not reflected in the table.
(e)	Mr. Stais also holds 190,596 unvested RSUs, ownership of which is not reflected in the table.
(f)	Mr. Raymond also holds 257,569 unvested RSUs, ownership of which is not reflected in the table.
(g)
Mr. Allen’s beneficial ownership consists of (i) 57,493 Exchangeable Shares held through Inter-Canadian Capital Strategies, Inc., a personal holding company, and (ii) 16,667 fully vested but unexercised Options.

(h)	Mr. Barger’s beneficial ownership includes (i) 20,000 shares of common stock and (ii) 36,641 fully vested but unexercised Options.
(i)
Mr. Brown’s beneficial ownership includes (i) 3,538 shares of common stock, including shares of common stock underlying fully vested but not yet delivered RSUs and (ii) 36,641 fully vested but unexercised Options. Mr. Brown also holds 1,769 unvested RSUs, ownership of which is not reflected in the table.

(j)
Mr. Hagopian’s beneficial ownership includes (i) 7,076 shares of common stock underlying fully vested but not yet delivered RSUs, (ii) 40,466 fully vested but unexercised Options and (iii) 10,414 shares of common stock held by him and his wife as trustees of The Hagopian Family Trust. Mr. Hagopian also holds 3,538 unvested RSUs and 3,367 unvested Options, ownership of which is not reflected in the table.

(k)	Mr. Irby’s beneficial ownership includes (i) 41,100 shares of common stock and (ii) 33,333 fully vested but unexercised Options.
(l)
Mr. Koogle’s beneficial ownership includes (i) 7,076 shares of common stock underlying fully vested but not yet delivered RSUs and (ii) 40,466 fully vested but unexercised Options. Mr. Koogle also holds 3,538 unvested RSUs and 3,367 unvested Options, ownership of which is not reflected in the table.

(m)
Mr. McCaffery’s beneficial ownership includes (i) 7,076 shares of common stock underlying fully vested but not yet delivered RSUs and (ii) 53,392 fully vested but unexercised Options. Mr. McCaffery also holds 3,538 unvested RSUs and 4,212 unvested Options, ownership of which is not reflected in the table.

(n)
Beneficial ownership, in the aggregate, of Directors and Executive Officers as a group includes, in addition to the amounts reported for each Director and Executive Officer listed above, (i) 722,687 shares of common stock and (ii) 9,998 shares of common stock underlying fully vested but not yet delivered RSUs.

(o)
The address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019. Information as to beneficial ownership by Royce & Associates, LLC and its address is as of March 6, 2008 and is based solely on filings relating to our common stock made by Royce & Associates, LLC and its affiliates with the SEC under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934, as amended. According to these filings Royce & Associates, LLC is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information, as of December 31, 2008, with respect to compensation plans (including individual compensation arrangements) under which equity securities of the registrant are authorized for issuance.

Plan Category	Plan Name	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	Equity Incentive Plan(1)	8,521,782	(2)	$10.40	(3)	2,311,592	(4)
Equity compensation plans not approved by security holders	None	—		—		—
Total		8,521,782	(2)	$10.40	(3)	2,311,592	(4)

(1)
Approved by Thomas Weisel Partners Group LLC as sole shareholder of Thomas Weisel Partners prior to our initial public offering. Subsequent amendments to the Equity Incentive Plan were approved by the shareholders of Thomas Weisel Partners at the 2007 and 2008 Annual Meetings of Shareholders.

(2)
As of December 31, 2008 8,253,233 shares of common stock may be issued pursuant to outstanding restricted stock units. As of December 31, 2008, 268,549 shares of common stock may be issued pursuant to outstanding Options.

(3)	As of December 31, 2008, the weighted-average exercise price of outstanding Options was $10.40. Under our Equity Incentive Plan no exercise price is applicable to restricted stock units.
(4)
Number of securities remaining available for future issuance does not reflect our proposed amendment to our Equity Incentive Plan to increase by 6,000,000 the number of shares of our common stock available for awards thereunder, as described herein under “Issue One: Proposal to Amend the Thomas Weisel Partners Group, Inc. Equity Incentive Plan.”

The table above does not reflect any grant of equity awards made subsequent to December 31, 2008.

Compensation of Directors

Our policy is not to pay additional compensation for service on our Board of Directors to directors who are also our employees. Our compensation policy with respect to non-employee directors is as follows:

•
For service on our Board of Directors, each non-employee director receives an annual retainer of approximately $75,000, of which 50% or more is paid in equity awards (with the percentage above 50% to be at the election of each director). All or a portion of the equity awards may or may not be subject to vesting requirements, as determined by our Compensation Committee. For purposes of our director compensation policy, equity awards are valued in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (commonly referred to as FAS 123(R)), and related SEC guidance.

•	The chairperson of the Audit Committee receives additional annual compensation of approximately $25,000, which is paid in either cash or equity awards at his or her election.

•	Each non-employee director may be reimbursed for reasonable out-of-pocket expenses incurred in connection with his service on our Board of Directors and its committees.

•	Additional compensation may be paid to non-employee directors in connection with additional committee service, as determined by our Compensation Committee.

Compensation of non-employee directors is subject to change following the annual review of our policy by the Compensation Committee of our Board of Directors.

In 2008 payments to non-employee directors for service on our Board of Directors were made in accordance with the policy outlined above. Pursuant to this policy, in 2008 each of Mr. McCaffery, Mr. Allen and Mr. Irby received $25,000 of additional compensation in connection with additional committee service and each non-employee director elected to receive all of his 2008 director’s compensation in the form of stock options awarded under our Equity Incentive Plan, except for Mr. Allen who received half of his director’s compensation in the form of cash and half of his director’s compensation in the form of stock options awarded under our Equity Incentive Plan.

The following table sets forth information regarding amounts paid to non-employee directors during 2008 in addition to reimbursement for reasonable out-of-pocket expenses incurred in connection with their service on our Board of Directors and its committees.

2008 Director Compensation

Name	Fees Earned or Paid in Cash (a)	Stock Awards	Option Awards (b)	All Other Compensation	Total
Thomas I.A. Allen(c)	$50,000	$0	$50,000	$0	$100,000
Matthew R. Barger(d)	$37,500	$0	$37,500	$0	$75,000
Michael W. Brown(d)(f)	$37,500	$26,535	$37,500	$0	$101,535
B. Kipling Hagopian(d)(g)(i)	$37,500	$53,070	$62,500	$0	$153,070
Alton F. Irby III(c)	$50,000	$0	$50,000	$0	$100,000
Timothy A. Koogle(d)(g)(i)	$37,500	$53,070	$62,500	$0	$153,070
Michael G. McCaffery(e)(h)(i)	$62,500	$53,070	$68,750	$0	$184,320

(a)
Represents portion of director’s compensation that each non-employee director was entitled to receive in cash, although in 2008 each of our non-employee directors elected to receive all of his compensation in the form of stock options awarded under our Equity Incentive Plan, except for Mr. Allen who received half of his director’s compensation in the form of cash and half of his director’s compensation in the form of stock options awarded under our Equity Incentive Plan.

(b)
With respect to option awards made in 2008, the exercise price (or “strike price”) of each option is $6.00, the closing price of our common stock on the grant date (May 19, 2008), and each option has a 10-year term. In addition to the strike price, the primary inputs into the option pricing model were: 54.6% volatility; 3.09% risk-free rate of return; 0% dividend yield; and 5 year expected life.

(c)
In 2008, each of Mr. Allen and Mr. Irby was entitled to receive $50,000 in cash as director’s compensation under our director compensation policy, however, Mr. Irby elected to receive Options with an equivalent value in lieu of this cash amount. In addition, in 2008 each of Mr. Allen and Mr. Irby was entitled to receive $50,000 of director’s compensation in the form of Options. As result, in 2008 Mr. Allen and Mr. Irby received a total of 16,667 and 33,333 Options under our director compensation policy, respectively.

(d)
In 2008, each of Mr. Barger, Mr. Brown, Mr. Hagopian and Mr. Koogle was entitled to receive $37,500 in cash as director’s compensation under our director compensation policy; however, each of them elected to receive Options with an equivalent value in lieu of this cash amount. In addition, in 2008 each of Mr. Barger, Mr. Brown, Mr. Hagopian and Mr. Koogle was entitled to receive $37,500 of director’s compensation in the form of Options. As result, in 2008 each of Mr. Barger, Mr. Brown, Mr. Hagopian and Mr. Koogle received a total of 25,000 Options under our director compensation policy.

(e)
In 2008, Mr. McCaffery was entitled to receive $62,500 in cash as director’s compensation under our director compensation policy; however, Mr. McCaffery elected to receive Options with an equivalent value in lieu of this cash amount. In addition, in 2008 Mr. McCaffery was entitled to receive $37,500 of director’s compensation in the form of Options. As result, in 2008 Mr. McCaffery received a total of 33,333 Options under our director compensation policy.

(f)
In 2006, Mr. Brown received Restricted Stock Units with a three year vesting period as part of a broad-based grant of Restricted Stock Units made to our employees and non-employee board members and our predecessor’s advisory board members in connection with our initial public offering. In accordance with FAS 123(R), but disregarding estimates of forfeitures relating to service-based conditions, the $26,535 amount reported as “Stock Awards” in the table above represents the grant date fair value of this 2006 award multiplied by the portion of the vesting period that elapsed during 2008.

(g)
In 2006, Mr. Hagopian and Mr. Koogle each received Options with a four year vesting period as director’s compensation under our director compensation policy. In accordance with FAS 123(R), but disregarding estimates of forfeitures relating to service-based conditions, of the amount reported as “Option Awards” in the table above, $25,000 represents the grant date fair value of the portion of this 2006 award multiplied by the portion of the vesting period that elapsed during 2008.

(h)
In 2006, Mr. McCaffery received Options with a four year vesting period as director’s compensation under our director compensation policy. In accordance with FAS 123(R), but disregarding estimates of forfeitures relating to service-based conditions, of the amount reported as “Option Awards” in the table above, $31,250 represents the grant date fair value of the portion of this 2006 award multiplied by the portion of the vesting period that elapsed during 2008.

(i)
In 2006, Mr. Hagopian, Mr. Koogle and Mr. McCaffery each received Restricted Stock Units with a three year vesting period as part of a broad-based grant of Restricted Stock Units made to our employees and non-employee board members in connection with our initial public offering. In accordance with FAS 123(R), but disregarding estimates of forfeitures relating to service-based conditions, the $53,070 amount reported as “Stock Awards” in the table above represents the grant date fair value of this 2006 award multiplied by the portion of the vesting period that elapsed during 2008.

Compensation Committee Interlocks and Insider Participation

At December 31, 2008, our Compensation Committee consisted of Matthew R. Barger (Chair), Alton F. Irby III and Timothy A. Koogle. No member of our Compensation Committee is or has previously been an officer or employee of Thomas Weisel Partners. None of our executive officers serves as a member of the board of directors or compensation committee (or body performing equivalent functions) of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.  The following sets forth information about certain relationships and related transactions involving members of our Compensation Committee:

Reorganization Transactions.  We completed our initial public offering and conversion to a corporation in February 2006. Prior to our initial public offering and conversion to a corporation, we were organized as a limited liability company, Thomas Weisel Partners Group LLC. In connection with the completion of our initial public offering, we agreed to indemnify our members, directors, officers and their representatives with respect to any action, existing or occurring at or prior to the closing of the reorganization transactions, which may be brought against them and which arises out of or pertains to our plan of reorganization and merger agreement, the limited liability company agreement of Thomas Weisel Partners Group LLC or our reorganization transactions, subject to limitations imposed by Delaware law and our Certificate of Incorporation and By-Laws.

Director and Officer Indemnification.  We have entered into agreements that provide indemnification to our directors, officers and other persons requested or authorized by our Board of Directors to take actions on behalf of us for all losses, damages, costs and expenses incurred by the indemnified person arising out of such person’s service in such capacity, subject to the limitations imposed by Delaware law. These agreements are in addition to our indemnification obligations under our By-Laws.

Other Transactions.  Certain of our directors and officers and entities affiliated with our directors maintain brokerage accounts with us and maintain investments in investment funds that we manage. In addition, companies that our directors are investors in, or are directors or officers of, from time to time engage in transactions with us, including, for example, to provide us with software and data services and staffing services and retaining us with respect to the provision of investment banking services.

During 2007, we acted as a financial advisor to London Bay Capital LLC in connection with its indirect acquisition of a controlling interest in a limited liability company, which was completed in January 2008. We also acted as a placement agent in connection with the issuance of debt undertaken to finance a portion of the transaction. As compensation for its advisory and placement agent services in this matter, we received aggregate compensation of approximately $1.9 million from London Bay Capital and its affiliates, which amount includes 10,000 shares of Selling Source. Also, in connection with this transaction, we purchased additional shares of Selling Source. In February 2008, we appointed to our Board of Directors Alton F. Irby III who is a founding partner of London Bay Capital LLC.

Under our Audit Committee Charter, our Audit Committee is responsible for reviewing and approving related-party transactions, which includes related party transactions as defined under Item 404 of the SEC’s Regulation S-K.  Factors taken into account in the review of related party transactions include our Code of Conduct and Ethics, our Standards Regarding Director Independence and our Corporate Governance Guidelines.  Transactions with related persons that were entered into prior to our initial public offering and conversion to a corporation in February 2006 were not approved by our Audit Committee.

Executive Compensation

The following table sets forth information regarding the compensation paid for service during our fiscal years ended December 31, 2006, 2007 and 2008 to our Chief Executive Officer, our former Chief Financial Officer, our current Chief Financial Officer, and our other three most highly compensated executive officers who were serving as executive officers on December 31, 2008, in each case for only those fiscal years in which such individuals served as “named executive officers.” These officers are collectively referred to as our “named executive officers” in this proxy statement. David A. Baylor, our former Chief Financial Officer, also served as our Chief Operating Officer during 2008. On March 5, 2008, we announced that Mr. Baylor gave notice of his intention to resign his position to pursue other opportunities and that Mr. Baylor would remain as Chief Financial Officer through a transition period. On March 5, 2008, we also announced that Lionel F. Conacher was assuming the role of Chief Operating Officer. On April 8, 2008, we announced that Shaugn Stanley would be assuming the role of Chief Financial Officer on an interim basis during the search to identify a permanent replacement for Mr. Baylor. On July 7, 2008, we announced that Mr. Stanley would be appointed Chief Financial Officer.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus (a) ($)	Stock Awards (b) ($)	Non-Equity Incentive Plan Compensation (c) ($)	All Other Compensation(d) ($)		Total ($)
Thomas W. Weisel, Chairman and Chief Executive Officer	2006	$200,000	$-	$-	-		$48,198	$248,198
	2007	200,000	-	215,852	-		15,561	431,413
	2008	200,000	-	701,762	-		18,048	919,810
Lionel F. Conacher, President and Chief Operating Officer (e)(f)(g)	2008	$200,000	$931,000	$139,192	-	$		$-
Shaugn Stanley, Chief Financial Officer	2008	$200,000	$-	$65,220	-		$18,604	$283,824
David A. Baylor, Former Chief Financial Officer	2006	$200,000	$450,000	$-	-		$20,851	$670,851
	2007	200,000	700,000	129,511	-		17,286	1,046,797
	2008	56,923	-	424,843	-		6,316	488,082
Bradford Raymond, Co-Director of Investment Banking	2008	$200,000	$-	$539,664	-		$1,689	$741,353
Anthony V. Stais, Head of Trading	2006	$200,000	$600,000	$-	-		$24,080	$824,080
	2007	200,000	700,000	129,511	-		16,341	1,045,852
	2008	200,000	-	376,755	-		18,828	595,583

(a)
Bonus for 2006 is the sum of (i) 2006 mid-year cash retention bonus paid in July 2006 and (ii) 2006 year-end cash bonus paid in February 2007, each of which was paid under our Bonus Plan with respect to each recipient who was an executive officer at the time of payment.

Bonus for 2007 is the sum of (i) 2007 mid-year cash retention bonus paid in July 2007 and (ii) 2007 year-end cash bonus paid in February 2008, each of which was paid under our Bonus Plan with respect to each recipient who was an executive officer at the time of payment.

Bonus for 2008 is the 2008 year-end cash bonus.  At this time, we are unable to calculate the amount of the 2008 year-end cash bonus.  The 2008 year-end cash bonus will be determined by the Compensation Committee, at its sole discretion, in February 2009, at which time we will file a Current Report on Form 8-K disclosing the amounts of such bonuses.  The bonus amounts may be as low as zero or instead be a significant amount.

(b)
In 2007 a stock award was made to each of the above named executive officers (other than Mr. Conacher) in the form of Restricted Stock Units granted in February 2007 pursuant to our Equity Incentive Plan, which awards were subject to a four year vesting period. The grant date fair value of these awards, calculated in accordance with FAS 123(R), was as follows: Mr. Weisel – $965,301; Mr. Stanley - $7,239; Mr. Baylor – $579,180; Mr. Raymond – $463,352; and Mr. Stais – $579,180 which, in each case, is equal to the number of shares underlying the award multiplied by the closing price of our common stock on the grant date. In accordance with FAS 123(R), but disregarding estimates of forfeitures relating to service-based conditions, the amounts reported in the table above for 2007 and 2008 represent the grant date fair value of the award granted in 2007, multiplied by the portion of the vesting period that elapsed during 2007 and 2008, respectively.

In February 2008, a stock award was made to each of the above named executive officers (other than Mr. Conacher) in the form of Restricted Stock Units granted pursuant to our Equity Incentive Plan, which awards were subject to a four year vesting period.  The grant date fair value of these awards, calculated in accordance with FAS 123(R), was as follows: Mr. Weisel – $1,101,643; Mr. Stanley – $6,360; Mr. Baylor – $677,930; Mr. Raymond – $896,072; and Mr. Stais – $677,930 which, in each case, is equal to the number of shares underlying the award multiplied by the closing price of our common stock on the grant date. In accordance with FAS 123(R), but disregarding estimates of forfeitures relating to service-based conditions, the amounts reported in the table above for 2008 with respect to the February 2008 awards represent the grant date fair value of the award granted in 2008, multiplied by the portion of the vesting period that elapsed during 2008.

In June 2008, we granted performance-based cash and equity awards to Messrs. Weisel, Conacher, Raymond and Stais, as described further below under “—Compensation Discussion and Analysis.”  The expected value on the award date of the equity portion of these awards, assuming that all of the performance targets are met, was as follows: Mr. Weisel – $1,280,000; Mr. Conacher – $1,280,000; Mr. Raymond – $752,750; and Mr. Stais – $727,750. As of November 30, 2008, we do not expect that any of the performance targets will be met and that the value of the equity portion of these awards will be $0 for each of the above-named individuals.  Accordingly, no amount in respect of these awards is reported in the table above.  Updated information will be provided in the Proxy Statement relating to the Annual Meeting of Stockholders to be held in 2009.

In August 2008, performance-based stock awards were made to Messrs. Stanley, Raymond and Stais in the form of Restricted Stock Units granted in August 2008 pursuant to our Equity Incentive Plan, as further described under “—Compensation Discussion and Analysis.”  The grant date fair value of these awards, calculated in accordance with FAS 123(R), were: Mr. Stanley – $447,750; Mr. Raymond – $746,250; and Mr. Stais – $447,750; which, in each case, is equal to the number of shares underlying the award multiplied by the closing price of our common stock on the grant date. In accordance with FAS 123(R), but disregarding estimates of forfeitures relating to service-based conditions, the amounts reported in the table above for 2008 with respect to the August 2008 grants represent the grant date fair value of the award granted in 2008, multiplied by the portion of the vesting period that elapsed during 2008.

In August 2008, stock awards were made to Messrs. Raymond and Stais in the form of Restricted Stock Units granted in August 2008 pursuant to our Equity Incentive Plan, as further described under “—Compensation Discussion and Analysis.”  The grant date fair value of these awards, calculated in accordance with FAS 123(R), were: Mr. Raymond - $149,250; and Mr. Stais – $149,250; which, in each case, is equal to the number of shares underlying the award multiplied by the closing price of our common stock on the grant date. In accordance with FAS 123(R), but disregarding estimates of forfeitures relating to service-based conditions, the amounts reported in the table above for 2008 with respect to the August 2008 grants represent the grant date fair value of the award granted in 2008, multiplied by the portion of the vesting period that elapsed during 2008.

In connection with Mr. Baylor’s departure from the firm on April 11, 2008, Mr. Baylor forfeited a total of 67,255 Restricted Stock Units pursuant to the terms of our Equity Incentive Plan.
(c)
In June 2008, we granted performance-based cash and equity awards to Messrs. Weisel, Conacher, Raymond and Stais, as described further below under “—Compensation Discussion and Analysis.”  The expected value on the award date of the cash portion of these awards, assuming that all of the performance targets are met, was as follows: Mr. Weisel – $1,520,000; Mr. Conacher – $1,520,000; Mr. Raymond – $545,000; and Mr. Stais – $520,000. As of November 30, 2008, we do not expect that any of the performance targets will be met and that the value of the cash portion of these awards will be $0 for each of the above-named individuals.  Accordingly, no amount in respect of these awards is reported in the table above.  Updated information will be provided in the Proxy Statement relating to the Annual Meeting of Stockholders to be held in 2009.

(d)
Amounts for 2006 include (i) term life insurance premium, (ii) personal umbrella liability insurance premium, (iii) medical, dental and vision plan premiums, (iv) long-term/short-term disability insurance premiums, (v) interest paid on partner’s capital (for the period of 2006 prior to our conversion to a corporation) and (vi) tax preparation costs paid for by the firm of: Mr. Weisel – $60, $2,600, $15,559, $880, $29,099 and $1,500; Mr. Baylor – $60, $1,350, $15,559, $2,382, $0 and $1,500; and Mr. Stais – $60, $1,350, $15,559, $1,320, $3,996 and $1,795.

Amounts for 2007 include (i) term life insurance premium, (ii) medical, dental and vision plan premiums and (iii) long-term/short-term disability insurance premiums of: Mr. Weisel – $60, $14,721 and $780; Mr. Baylor – $60, $14,721 and $2,505; and Mr. Stais – $60, $14,721 and $1,560.

Amounts for 2008 include (i) term life insurance premium, (ii) medical, dental and vision plan premiums and (iii) long-term/short-term disability insurance premiums of: Mr. Weisel – $60, $17,208 and $780; Mr. Conacher - $60, $2,525 and $260; Mr. Baylor – $60, $5,736 and $520; Mr. Stanley – $60, $17,208 and $1,336; Mr. Raymond – $60, $23 and $1,606; and Mr. Stais – $60, $17,208 and $1,560.

(e)	Mr. Conacher did not join our company until January 2008 upon the closing of our acquisition of Westwind.

(f)
Pursuant to the terms of his employment agreement, Mr. Conacher is guaranteed a minimum bonus of $2.2 million for 2008 payable in a combination of Restricted Stock Units and cash.  In August 2008, Mr. Conacher was granted an equity award in the form of Restricted Stock Units pursuant to our Equity Incentive Plan in partial satisfaction of Mr. Conacher’s guaranteed bonus.  The amount listed above under "Stock Awards" represents the grant date fair value of the August 2008 equity award, multiplied by the portion of the vesting period that elapsed during 2008. The amount listed above under "Bonus" represents the cash value associated with Mr. Conacher's guaranteed minimum bonus, which is expected to be paid in February 2009.

(g)	Amounts for 2008 listed under "All Other Compensation" also includes the following: , and .

Grants of Plan-Based Awards

The table below sets forth information regarding grants of plan-based awards made through December 31, 2008 to our named executive officers.

In February 2008, at the same time we paid our 2007 year-end cash bonuses, we made retention-based stock awards in the form of Restricted Stock Units granted pursuant to our Equity Incentive Plan, including to each of the named executive officers listed above (other than Mr. Conacher). These retention-based stock awards will be earned over a four-year service period beginning in February 2008.

As described under “—Compensation Discussion and Analysis,” in June 2008, we granted performance-based cash and stock awards to Messrs. Weisel, Conacher, Raymond and Stais.  Under the terms of the performance-based awards, recipients are entitled to receive cash and stock awards with an aggregate value based on the attainment of one or more performance goals that relate to our adjusted firm net income or departmental revenues or operating income.  A target performance award was established for each recipient based on achievement of targeted performance goals with respect to the performance metrics, although (i) there are no pre-established minimum aggregate award amounts, (ii) awards amounts will not exceed the target performance award and (iii) award amounts will vary based on meeting the performance target or underperforming with respect to the target. The aggregate value of any recipient’s award calculated in accordance with the terms of the award may be reduced, in the discretion of the Compensation Committee, by up to 40%. Amounts shown under the “Target” and “Maximum” columns under the headings “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” and “Estimated Future Payouts Under Equity Incentive Plan Awards” with respect to the June 2008 grant represent the maximum dollar value payable in the event the target performance measures were met. Because the June 2008 awards were denominated in dollars, even though a portion of the award is payable in Restricted Stock Units, amounts in respect of the Restricted Stock Unit portion of the award are reflected as dollar amounts below. The amounts actually payable are discussed under the “Stock Awards” and “Non-Equity Incentive Plan Compensation” columns and accompanying notes in the “Summary Compensation” table above.  The Restricted Stock Units to be granted in respect of these performance-based awards will vest over a three-year service period beginning on February 9, 2009.

In August 2008, we made performance-based stock awards in the form of Restricted Stock Units granted pursuant to our Equity Incentive Plan to Messrs. Stanley, Raymond and Stais.  These awards are described further below under “—Compensation Discussion and Analysis.” These performance-based awards will vest on August 6, 2011 only if the performance conditions are met. Amounts shown under the “Target” and “Maximum” columns with respect to the August 2008 grant of performance-based awards represent the number of Restricted Stock Units that would vest on August 6, 2011 assuming that the performance conditions are met at 100% of the performance range.

In August 2008, we also made retention-based stock awards in the form of Restricted Stock Units granted pursuant to our Equity Incentive Plan to Messrs. Raymond and Stais.  These awards are described further below under “—Compensation Discussion and Analysis.” These retention-based awards will vest on August 6, 2011.

In August 2008, we granted Mr. Conacher a stock award in the form of Restricted Stock Units granted pursuant to our Equity Incentive Plan.  This award is described further below under “—Compensation Discussion and Analysis.” The award made to Mr. Conacher will vest on an annual basis over a three-year service period beginning on August 6, 2008.

2008 Grants of Plan-Based Awards

Name	Grant Date	Compensation Committee Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: No. of Shares of Stock or Units (a) (#)		All Other Option Awards: No. of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards (b) ($)
			Threshold	Target	Maximum	Threshold		Target		Maximum
			($)	($)	($)	(#	)	(#	)	(#	)
Thomas W. Weisel, Chairman and Chief Executive Officer	February 8, 2008	January 18, 2008	—	—	—	—		—		—		109,290		—	—	$1,101,643
	June 5, 2008	June 5, 2008	$0	$1,520,000	$1,520,000	$0		$1,280,000		$1,280,000		—		—	—	$2,800,000	(c)(d)

Lionel F. Conacher, President and Chief Operating Officer	June 5, 2008	June 5, 2008	$0	$1,520,000	$1,520,000	$0		$1,280,000		$1,280,000		—		—	—	$2,800,000	(c)(d)
	August 6, 2008	July 17, 2008	—	—	—	—		—		—		172,891		—	—	$1,032,159

Shaugn Stanley, Chief Financial Officer	February 8, 2008	January 18, 2008	—	—	—	—		—		—		631		—	—	$6,360
	August 6, 2008	July 17, 2008	—	—	—	—		—		—		75,000		—	—	$447,750

David A. Baylor, Former Chief Financial Officer	February 8, 2008	January 18, 2008	—	—	—	—		—		—		67,255	(e)	—	—	$677,930	(e)

Bradford Raymond, Co- Director of Investment Banking	February 8, 2008	January 18, 2008	—	—	—	—		—		—		88,896		—	—	$896,072
	June 5, 2008	June 5, 2008	$0	$545,000	$545,000	$0		$752,750		$752,750						$1,297,750	(c)(d)
	August 6, 2008	July 17, 2008	—	—	—	—		—		—		125,000		—	—	$746,250
	August 6, 2008	July 17, 2008	—	—	—	—		—		—		25,000		—	—	$149,250

Anthony V. Stais, Head of Trading	February 8, 2008	January 18, 2008	—	—	—	—		—		—		67,255		—	—	$677,930
	June 5, 2008	June 5, 2008	$0	$520,000	$520,000	$0		$727,750		$727,750		—		—	—	$1,247,750	(c)(d)
	August 6, 2008	July 17, 2008	—	—	—	—		—		—		75,000		—	—	$447,750
	August 6, 2008	July 17, 2008	—	—	—	—		—		—		25,000		—	—	$149,250

(a)	All stock awards granted in 2008 to named executive officers were in the form of Restricted Stock Units granted pursuant to our Equity Incentive Plan.
(b)	Represents the estimated fair value of the awards as of the applicable grant date in accordance with FAS 123(R).
(c)	Represents the expected value of the award on the award date, assuming that all of the performance targets are met.
(d)	As of November 30, 2008, we do not expect that any of the performance targets will be met and that the value of these awards will be $0.
(e)	Mr. Baylor’s awards were forfeited pursuant to the terms of our Equity Incentive Plan upon his departure from the firm.

Outstanding Equity Awards

The following table sets forth information regarding unexercised options, stock that has not vested and equity incentive plan awards for each of our named executive officers outstanding as of December 31, 2008.

Outstanding Equity Awards at December 31, 2008

		Stock Awards
Name	Option Awards (#)	No. of Shares or Units of Stock that Have Not Vested (a) (#)	Market Value of Shares or Units of Stock that Have Not Vested (b) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (c) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (b)(c) ($)
Thomas W. Weisel, Chairman and Chief Executive Officer	—	148,192	$632,780	—	—
Lionel F. Conacher, President and Chief Operating Officer	—	172,891	$738,245	—	—
Shaugn Stanley, Chief Financial Officer	—	75,922	$324,187	75,000	$320,250
David A. Baylor, Former Chief Financial Officer	—	—	—	—	—
Bradford Raymond, Co-Director of Investment Banking	—	257,569	$1,099,820	125,000	$533,750
Anthony V. Stais, Head of Trading	—	190,596	$813,845	75,000	$320,250

(a)
All outstanding equity awards held by named executive officers as of December 31, 2008 were in the form of Restricted Stock Units granted pursuant to our Equity Incentive Plan.  The vesting schedule with respect to each named executive officer’s Restricted Stock Units that were not vested as of December 31, 2008 is as follows:

Name	2/8/2009	8/6/2009	2/9/2009	2/8/2010	8/6/2008	2/9/2010	2/8/2011	2/9/2011	8/6/2011	8/6/2011	8/6/2011	2/8/2012
Thom Weisel	27,323	—	12,968	27,323	—	12,967	27,322	12,967	—	—	—	27,322
Lionel Conacher	—	57,631	—	—	57,630	—	—	—	57,630	—	—	—
Shaugn Stanley	158	—	97	158	—	97	158	97	—	—	75,000	157
Brad Raymond	22,224	—	6,225	22,224	—	6,224	22,224	6,224	—	25,000	125,000	22,224
Tony Stais	16,814	—	7,781	16,814	—	7,780	16,814	7,780	—	25,000	75,000	16,813

(b)	Market value is determined based on the $4.27 closing price per share of our common stock on November 28, 2008.
(c)
All outstanding equity incentive plan awards held by named executive officers as of December 31, 2008 were in the form of Restricted Stock Units granted pursuant to our Equity Incentive Plan.  Assuming the relevant performance measures are met at the target level, the vesting schedule with respect to each named executive officer’s outstanding equity incentive plan awards that were not vested as of December 31, 2008 is as follows: Mr. Stanley:  75,000 on August 6, 2011; Mr. Raymond: 125,000 on August 6, 2011; and Mr. Stais:  75,000 on August 6, 2011.  As noted above, the number of Restricted Stock Units to be granted to Messrs. Weisel, Conacher, Raymond and Stais pursuant to the June 2008 grant of performance-based equity awards has not yet been determined.  Amounts reflected in the table above for Messrs. Weisel and Stais include the dollar value of the June 2008 award allocable to Restricted Stock Units, assuming the target amount is paid under the award.  Once determined and granted, those Restricted Stock Units will be subject to pro rata vesting on an annual basis over a three-year period beginning on February 9, 2009.

Option Exercises and Stock Vested

During 2008 none of our named executive officers exercised stock options or similar instruments in respect of our common stock or transferred any award of any of the foregoing for value. The following table provides information regarding the aggregate number of Restricted Stock Units that vested with respect to each of our named executive officers during 2008.

Option Exercises and Stock Vested During 2008

		Stock Awards
Name	Option Awards	No. of Shares Acquired on Vesting	Value Realized on Vesting (a)
Thomas W. Weisel, Chairman and Chief Executive Officer	—	12,968	$128,772
Lionel F. Conacher, President and Chief Operating Officer	—	—	—
Shaugn Stanley, Chief Financial Officer	—	98	$973
David A. Baylor, Former Chief Financial Officer	—	7,781	$77,265
Bradford Raymond, Co-Director of Investment Banking	—	6,225	$61,814
Anthony V. Stais, Head of Trading	—	9,486	$94,196

(a)	The value realized on vesting is the fair market value of the shares underlying the Restricted Stock Units on the date of vesting.

Pension Benefits

We do not maintain any plan that provides for payments or other benefits at, following or in connection with the retirement of any of our named executive officers.

Non-Qualified Deferred Compensation

We do not maintain any defined contribution or other plan for any of our named executive officers that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change-in-Control

Thomas W. Weisel, Chairman and Chief Executive Officer.  We have entered into an amended and restated employment agreement with Thomas W. Weisel, our Chairman and Chief Executive Officer, which provides for certain payments and benefits in connection with any termination of Mr. Weisel’s employment. The amended and restated employment agreement is substantially similar to the employment agreement and the first amendment thereto filed as an exhibit to our 2007 Annual Report on Form 10-K (see “Where You Can Find More Information” above), except for changes made to accommodate the new Section 409A rules.  We will file a copy of the amended and restated employment agreement as an exhibit to our 2008 Annual Report on Form 10-K. Under the agreement, Mr. Weisel is employed for an initial employment term (ending on December 31, 2009) and, in the absence of a termination of the agreement or of Mr. Weisel’s employment, for subsequent two-year employment terms thereafter. Either we or Mr. Weisel may terminate his employment with us at any time for any reason, or for no reason, subject to 90 days’ advance written notice in most cases.

Termination by Us Without Cause or by Mr. Weisel for Good Reason.  If Mr. Weisel’s employment is terminated by us without “Cause” or by Mr. Weisel for “Good Reason” (each as defined in his amended and restated employment agreement), Mr. Weisel will be entitled to receive a lump-sum payment from us equal to the sum of the following amounts (which, in each case, we have estimated as if Mr. Weisel had been terminated as of December 31, 2008):

•
Payment for any accrued but unpaid base salary, accrued but unused vacation days, any unpaid expense reimbursements and any other vested or accrued but unpaid compensation and benefits. We estimate that if Mr. Weisel had been terminated as of December 31, 2008, this amount would be approximately $0.

•
Payment, which would be paid on the 60th day following the date of termination, equal to the remaining base salary from the date of termination through the end of the then-existing employment term.  We estimate that if Mr. Weisel had been terminated as of December 31, 2008, this amount would be approximately $200,000.

•
A bonus payment, which would be paid on the 60th day following the date of termination, at least equal to the average of his bonus amounts for the three fiscal years ending before the termination notice is given, together with a pro-rated bonus for any portion of the then-existing employment period served. We estimate that if Mr. Weisel had been terminated as of December 31, this amount would have been approximately $1.1 million.

Payment by us of the above amounts would be subject to the condition that Mr. Weisel execute and deliver to us a release of claims that released us, our affiliates, and each of our members (and any of their respective past or present officers, directors, employees or agents) from any and all liabilities to Mr. Weisel.

In addition, if Mr. Weisel’s employment is terminated by us without “Cause” or by Mr. Weisel for “Good Reason,” Mr. Weisel would be entitled to (i) full vesting of all outstanding stock options, restricted stock, restricted stock units and other equity-based awards, with stock options remaining exercisable for a period of 12 months after the end of his employment (or, if earlier, until they would have expired but for his termination) and (ii) continued participation for himself, his spouse and his dependants in our employee benefit and welfare plans for 24 months following the date of termination. We estimate that if Mr. Weisel had been terminated as of December 31, 2008, the value of these entitlements would have been approximately $669,988, of which $37,208 is attributable to the estimated cost of providing the employee benefit and welfare plans for a 24-month period and $632,780 is attributable to the value, based on the closing price per share of our common stock on November 28, 2008, of restricted stock units that were unvested as of December 31, 2008.

Termination by Us for Cause, by Mr. Weisel Without Good Reason or Due to Death or Disability.  If Mr. Weisel’s employment is terminated by us for “Cause” or by Mr. Weisel without “Good Reason” or if his employment terminates as a result of his death or disability, Mr. Weisel will be entitled to receive his accrued but unpaid base salary, accrued but unused vacation days, any unpaid expense reimbursements and any other vested or accrued but unpaid compensation and benefits. We estimate that if Mr. Weisel had been terminated as of December 31, 2008, this amount would have been approximately $0.

Other than as described above with respect to Mr. Weisel and as described below with respect to Mr. Conacher, none of our named executive officers is a party to any contract, agreement, plan or arrangement, whether written or unwritten, that provides for any payment to such officer at, following or in connection with any termination of such officer or in connection with a change in control of Thomas Weisel Partners, other than that under certain circumstances outstanding equity awards granted under our Equity Incentive Plan will become fully vested, exercisable and payable in connection with a change in control. If all of the equity awards held by our named executive officers were to become fully vested, exercisable and payable in connection with a change in control, then, based on the closing price per share of our common stock on November 28, 2008, the value of these awards would have been as follows: Mr. Weisel – $632,780 (as noted above); Mr. Conacher – $738,245 (as noted below); Mr. Stanley – $324,187 Mr. Baylor – $0; Mr. Raymond – $1,099,820; and Mr. Stais – $813,845.

The provisions of Mr. Weisel’s employment agreement, including those relating to amounts payable in connection with any termination of Mr. Weisel’s employment, were determined based on arms’ length negotiation and our understanding of market practice for employment terms for similarly situated executive officers at comparable firms.

Lionel F. Conacher, President and Chief Operating Officer.  We have entered into an amended and restated employment agreement with Lionel F. Conacher, our President and Chief Operating Officer, which provides for certain payments and benefits in connection with any termination of Mr. Conacher’s employment.  The amended and restated employment agreement is substantially similar to the employment agreement filed as an exhibit to our 2007 Annual Report on Form 10-K (see “Where You Can Find More Information” above), except for changes made to accommodate the new Section 409A rules.  We will file a copy of the amended and restated employment agreement as an exhibit to our 2008 Annual Report on Form 10-K. Under the agreement, Mr. Conacher will be employed for an initial employment term (ending on December 31, 2009) and, in the absence of a termination of Mr. Conacher’s employment, for subsequent two-year employment terms thereafter. Either we or Mr. Conacher may terminate his employment with us at any time for any reason, or for no reason, subject to 90 days’ advance written notice in most cases.

Termination by Us Without Cause or by Mr. Conacher for Good Reason.  If Mr. Conacher’s employment is terminated by Thomas Weisel Partners without “Cause” or by Mr. Conacher for “Good Reason” (each as defined in his employment agreement), Mr. Conacher will be entitled to receive a lump-sum payment equal to the sum of the following amounts:

•
Payment for any accrued but unpaid base salary, accrued but unused vacation days, any unpaid expense reimbursements and any other vested or accrued but unpaid compensation and benefits. We estimate that if Mr. Conacher had been terminated as of December 31, 2008, this amount would be approximately $0.

•
Payment, which would be paid on the 60th day following the date of termination, equal to two years’ base salary. We estimate that if Mr. Conacher had been terminated as of December 31, 2008, this amount would be approximately $400,000.

•
A bonus payment, which would be paid on the 60th day following the date of termination, equal to the product of (A) the average of the bonuses paid or payable to Mr. Conacher for the two fiscal years ending before notice of termination is given and (B) a multiplier equal to (i) if the termination notice occurs on or prior to December 31, 2009, two and (ii) if the termination notice occurs on or after January 1, 2010, a fraction, the numerator of which is equal to the number of days remaining under his current employment term (but in no event less than 365) and the denominator of which is 365. In calculating Mr. Conacher’s historic bonus, his bonus for 2007 is deemed to be $3,000,000.  If Mr. Conacher had been terminated as of December 31, 2008, we estimate this amount would be approximately $2.25 million.

Payment by us of the above amounts generally would be subject to the condition that Mr. Conacher execute and deliver to Thomas Weisel Partners a release of claims that would release Thomas Weisel Partners, its affiliates, and each of its members (and any of their respective past or present officers, directors, employees or agents) from any and all liabilities to Mr. Conacher.

In addition, if Mr. Conacher’s employment is terminated by us without “Cause” or by Mr. Conacher for “Good Reason,” Mr. Conacher would be entitled to (i) full vesting of all outstanding stock options, restricted stock, restricted stock units and other equity-based awards, with stock options remaining exercisable for a period of 12 months after the end of his employment (or, if earlier, until they would have expired but for his termination), and (ii) continued participation for himself, his spouse and his dependents in our employee benefit and welfare plans for 24 months following the date of termination. We estimate that if Mr. Conacher had been terminated as of December 31, 2008, the value of these entitlements would have been approximately $738,245, all of which is attributable to the estimated cost of providing the employee benefit and welfare plans for a 24-month period.

Termination by Us for Cause, by Mr. Conacher Without Good Reason or Due to Death or Disability. If Mr. Conacher’s employment is terminated by Thomas Weisel Partners for “Cause” or by Mr. Conacher without “Good Reason” or if his employment terminates as a result of his death or disability, Mr. Conacher will be entitled to receive his unpaid base salary for periods prior to the date of termination, and payment for any accrued but unused vacation days, any unpaid expense reimbursements, any unpaid but vested bonus and any other vested or accrued but unpaid compensation and benefits. We estimate that if Mr. Conacher had been terminated as of December 31, 2008, this amount would have been approximately $0.

The provisions of Mr. Conacher’s employment agreement, including those relating to amounts payable in connection with any termination of Mr. Conacher’s employment, were determined based on arms’ length negotiation and our understanding of market practice for employment terms for similarly situated executive officers at comparable firms.

Executive Officer Employment and Other Agreements

Employment Agreements

CEO Employment Agreement.  We have entered into an amended and restated employment agreement with Mr. Weisel, our Chairman and Chief Executive Officer. The following is a description of the material terms of our amended and restated employment agreement with Mr. Weisel, which is substantially similar to the employment agreement and the first amendment thereto filed as an exhibit to our 2007 Annual Report on Form 10-K (see “Where You Can Find More Information” above), except for changes made to accommodate the new Section 409A rules.  We will file a copy of the amended and restated employment agreement as an exhibit to our 2008 Annual Report on From 10-K.

Under the agreement, Mr. Weisel will serve as our Chief Executive Officer for an initial term (ending on December 31, 2009) and, following the initial term, his term of employment will be automatically extended for successive two year periods, subject to early termination pursuant to the agreement and unless otherwise agreed in writing by Mr. Weisel and us 90 days prior to the end of such periods. During Mr. Weisel’s employment period, we will take all reasonable action to cause him to be appointed or elected to our Board of Directors, and to serve as Chairman of our Board of Directors, subject to applicable laws, rules and regulations and our corporate governance policies and practices.

Mr. Weisel will be paid an annual base salary of $200,000, payable in semi-monthly installments. The amount of his annual salary is subject to annual review by our Compensation Committee but cannot be decreased. In addition, each year Mr. Weisel may be awarded an annual bonus under our bonus plan for senior executives. Mr. Weisel is also entitled to participate in our group health, dental and life insurance plans, 401(k) savings plan and equity incentive plan, and entitled to vacation benefits, reimbursement of reasonable business expenses, and use of office space, facilities and other support and services on a basis that is at least as favorable as that provided to him on the date of the agreement, subject to periodic review and modification by the Compensation Committee in its sole discretion. Under the agreement, either we or Mr. Weisel may terminate his employment with us at any time for any reason, or for no reason, subject to 90 days’ advance written notice in most cases. Further information regarding payments that would be made to Mr. Weisel under his employment agreement upon any termination of Mr. Weisel’s employment are set forth above under “– Potential Payments Upon Termination or Change-in-Control.”

In addition, Mr. Weisel has granted us a license to use his name and certain other names in connection with our current and future business and affairs. He is also subject to the noncompetition, nonsolicitation, liquidated damages, transfer of client relationships and confidentiality provisions contained in the TWP Equity Agreement described below.

President’s Employment Agreement.  We have entered into an amended and restated employment agreement with Lionel F. Conacher, our President and Chief Operating Officer. The following is a description of the material terms of our amended and restated employment agreement with Mr. Conacher, which is substantially similar to the employment agreement filed as an exhibit to our 2007 Annual Report on Form 10-K (see “Where You Can Find More Information” above), except for changes made to accommodate the new Section 409A rules.  We will file a copy of the amended and restated employment agreement as an exhibit to our 2008 Annual Report on From 10-K.

Our agreement with Mr. Conacher provides for a transition period, which will last between 6 and 24 months, during which Mr. Conacher will oversee the integration of Thomas Weisel Partners and Westwind and will have responsibility for Thomas Weisel Partners’ Canadian and European operations. Following the transition period, Mr. Conacher will have all of the duties, responsibilities and authority normally attendant to the office of President. The agreement also provides that Mr. Conacher will be entitled to a base salary of $200,000, which may be increased (but not decreased) annually and that Mr. Conacher also will be awarded an annual bonus to be paid in a form consistent with the other members of the Executive Committee. Any bonus that Mr. Conacher receives during the transition period described above will be not less than $200,000 per month. Mr. Conacher will also be entitled to participate in Thomas Weisel Partners equity incentive plans, employee retirement and welfare benefit plans, among other benefits.

The employment agreement with Mr. Conacher also provides for certain payments and benefits in connection with any termination of Mr. Conacher’s employment. Under the agreement, Mr. Conacher will be employed for an initial employment term (ending on December 31, 2009) and, in the absence of a termination of Mr. Conacher’s employment, for subsequent two-year employment terms thereafter. Either Thomas Weisel Partners or Mr. Conacher may terminate his employment at any time for any reason, or for no reason, subject to 90 days’ advance written notice in most cases. Further information regarding payments that would be made to Mr. Conacher under his employment agreement upon any termination of Mr. Conacher’s employment is set forth above under “– Potential Payments Upon Termination or Change-in-Control.”

Partner Employment Agreements.  In addition to the employment agreements with Mr. Weisel and Mr. Conacher described above, we have entered into an employment agreement with each of our other employees who was a partner of Thomas Weisel Partners Group LLC prior to its conversion to a corporation in connection with our initial public offering (including each of our named executive officers).  The following are descriptions of the material terms of each of these employment agreements. The terms of each such employment agreement are identical. You should, however, refer to the exhibits that are a part of our Annual Report on Form 10-K for a copy of the form of the Partner Employment Agreement. See “Where You Can Find More Information” above.

Each Partner Employment Agreement provides as follows:

Base Salary.  Each employee who is a party to a Partner Employment Agreement will be paid an annual base salary of $200,000, payable in semi-monthly installments. The amount of the annual salary is subject to annual review by us. In addition, annual bonuses may be awarded in excess of base salary.

Benefits.  Each employee who is a party to a Partner Employment Agreement will be entitled to participate in our group health, dental and life insurance plans, 401(k) savings plan and equity incentive plan.

Termination of Employment.  Each employee who is a party to a Partner Employment Agreement may generally be terminated by either that employee or us on 90 days’ prior written notice, subject to the continuing survival of the non-competition, non-solicitation, liquidated damages, transfer of client relationships and confidentiality provisions contained in the TWP Equity Agreement described below, to the extent applicable.

Equity and Pledge Agreements

TWP Equity Agreement

Persons and Shares Covered.  We have entered into an equity agreement with each of our employees who was a partner of Thomas Weisel Partners Group LLC prior to its conversion to a corporation in connection with our initial public offering (including each of our named executive officers). We refer to this agreement as the “TWP Equity Agreement.” The shares covered by the TWP Equity Agreement include all shares of our common stock owned by such an employee as of the completion of our initial public offering on February 7, 2006 (including through indirect ownership and ownership through affiliated entities) and shares received by that employee (directly or indirectly) in exchange for or in respect of his or her shares of our common stock by reason of stock dividends, stock splits, reverse stock splits, spin-offs, split-ups, recapitalizations, combinations or exchanges of shares, but does not include any Restricted Stock Units awarded to that employee under our Equity Incentive Plan. The shares of our common stock covered by the TWP Equity Agreement are referred to as “covered shares.” A copy of the form of the TWP Equity Agreement is included as an exhibit to our Annual Report on Form 10-K. See “Where You Can Find More Information” above.

When an employee who is a party to the TWP Equity Agreement ceases to be our employee for any reason other than death or disability, he or she will continue to be bound by all the provisions of the TWP Equity Agreement until that employee holds (directly or indirectly) all covered shares free from the transfer restrictions described below and thereafter he or she will no longer be bound, in general, by the provisions (other than the continuing provisions) of the TWP Equity Agreement.

Transfer Restrictions.  Each employee who is a party to the TWP Equity Agreement has agreed, among other things, to:

•
except as described below, not transfer, and to maintain sole beneficial ownership of, his or her covered shares for a period of five years after the completion of our initial public offering on February 7, 2006; provided, however, that each such employee who, in the reasonable judgment of our Underwritten Offering Committee described below, continues to be actively engaged in our business, may transfer up to one third of his or her covered shares following each of the third and fourth anniversaries of the completion of our initial public offering on February 7, 2006 (including any shares sold in underwritten public offerings during the relevant period);

•	comply with the transfer restrictions relating to the covered shares imposed by the lock-up provisions of the underwriting agreement relating to our initial public offering; and

•	comply with other transfer restrictions relating to our shares of common stock when requested to do so by us and comply with our insider trading policies.

Transfers include, among other things, any disposition of the economic risks of ownership of covered shares, including short sales, option transactions and use of derivative financial instruments or other hedging arrangements with respect to our securities.

Sales Through Underwritten Public Offerings.  Our Underwritten Offering Committee may approve one or more underwritten public offerings to sell covered shares during the transfer restrictions period, subject to the restrictions described below. Each employee who is a party to the TWP Equity Agreement and who, in the reasonable judgment of our Underwritten Offering Committee, continues to be actively engaged in our business or has suffered a termination of employment resulting from a disability, or the heir or estate of any partner who has died, will be entitled to participate in such an underwritten public offering on a pro rata basis with the covered shares of all other employees who are a party to the TWP Equity Agreement so participating, or on a lesser basis at his or her request. Our Underwritten Offering Committee currently consists of Thomas W. Weisel, who chairs the committee, Lionel F. Conacher, our President and Chief Operating Officer, Shaugn Stanley, our Chief Financial Officer, and Mark P. Fisher, our General Counsel. Approval of an underwritten offering by the committee will require the unanimous approval of the members of the committee. Approval of an underwritten public offering by the committee is subject to the further limitations contained in the TWP Equity Agreement. These underwritten public offerings will be subject to any other registration rights that we have granted or may in the future grant. Covered shares will also be subject to any underwriters’ lock-up then in effect. In addition, subject to the approval of our Underwritten Offering Committee, employees who are a party to the TWP Equity Agreement will have the right to participate in underwritten offerings effected by us for other purposes, subject to the limitations described above and certain other limitations.

Our Underwritten Offering Committee may approve requests by an employee that is a party to the TWP Equity Agreement to transfer covered shares to certain permitted transferees such as family members or family trusts; provided that these transferees will be subject to the same transfer restrictions under the TWP Equity Agreement.

Sales in Compliance With Rule 144 Under the Securities Act.  Consistent with the transfer restrictions described above, and other than in compliance with the exceptions described above, employees who are a party to the TWP Equity Agreement generally will not be permitted to transfer covered shares when transfers are restricted under the TWP Equity Agreement through sales effected in compliance with Rule 144 or otherwise. However, upon a termination of such an employee’s employment due to his or her death or disability, such employee or his or her heirs or estate will be permitted to sell covered shares in compliance with Rule 144, regardless of when such termination of employment occurred.

Compliance with Securities Laws.  In addition to the restrictions set forth above, employees who are party to the TWP Equity Agreement will need to comply with applicable securities laws in connection with any transfer of our common stock and may need to deliver an opinion of counsel in connection with any transfer.

All transfer restrictions applicable to an employee under the TWP Equity Agreement terminate upon the death of such employee or upon a change of control involving us.

Dividends.  To the extent dividends are paid on covered shares while an employee remains subject to the transfer restrictions of the TWP Equity Agreement, the employee will be entitled to such dividends.

Voting.  Each employee who is a party to the TWP Equity Agreement will be entitled to full voting rights with respect to his or her covered shares.

Confidentiality.  Each partner is required to protect and use “confidential information” in accordance with the restrictions placed by us on its use and disclosure.

Noncompetition.  Each employee who is a party to the TWP Equity Agreement has agreed that, without our consent, during the period ending 12 months after the date the employee ceases to be employed by us, he or she may not:

•	form, or acquire a 5% or greater ownership, voting or profit participation interest in any competitive enterprise; or

•
associate with any competitive enterprise and in connection with such association engage in, or directly or indirectly manage or supervise personnel engaged in, any activity (i) which is similar or substantially related to any activity in which that employee was engaged, in whole or in part, at our firm, (ii) for which that employee had direct or indirect managerial or supervisory responsibility at our firm or (iii) which calls for the application of the same or similar specialized knowledge or skills as those utilized by that employee in his or her activities at our firm.

When we refer to a “competitive enterprise,” we are referring to any business enterprise that engages in, or owns a significant interest in any entity that engages in, financial services such as investment banking, public or private finance, financial advisory services, private investing, merchant banking, asset or hedge fund management, securities brokerage, sales, lending, custody, clearance, settlement or trading.

Nonsolicitation.  During the period ending 12 months after the date an employee who is a party to the TWP Equity Agreement ceases to be employed by us, that employee may not, directly or indirectly, in any manner:

•
solicit any client with whom that employee worked, or whose identity became known to him or her in connection with his or her employment with our firm, to transact business with a competitive enterprise or reduce or refrain from doing any business with our firm;

•	interfere with or damage any relationship between our firm and any client or prospective client; or

•	solicit any of our employees to apply for, or accept employment with, any competitive enterprise.

Transfer of Client Relationships.  Each employee who is a party to the TWP Equity Agreement is required, upon termination of his or her employment, to take all actions and do all things reasonably requested by us during a 90-day cooperation period to maintain for us the business, goodwill and business relationships with our clients with which he or she worked.

Liquidated Damages.  In the case of any breach of the non-competition or non-solicitation provisions contained in the TWP Equity Agreement prior to the fifth anniversary of the date of the completion of our initial public offering on February 7, 2006, the breaching employee will be liable for liquidated damages. The liquidated damages obligation of each employee who is a party to the TWP Equity Agreement is secured by 50% of our common stock owned by that employee (including through indirect ownership and ownership through affiliated entities) at the time of the completion of our initial public offering on February 7, 2006.

Term and Amendment.  The TWP Equity Agreement will be in effect for ten years from the date of the completion of our initial public offering on February 7, 2006 or until it is earlier terminated by us. An employee seeking a waiver from the TWP Equity Agreement generally requires our consent, and the TWP Equity Agreement may be amended only with approval of our Board of Directors.

TWP Pledge Agreements

Each of our employees who is a party to the TWP Equity Agreement has entered into a pledge agreement with us that will secure the liquidated damages provisions in the TWP Equity Agreement by a pledge of 50% of the shares of our common stock owned by him or her (including through indirect ownership and ownership through affiliated entities) at the time of the completion of our initial public offering on February 7, 2006. These pledges of our common stock will terminate on the earliest to occur of:

•	the death of the relevant employee;

•	the expiration of the 12-month period following the termination of the employment of the relevant employee; or

•	the fifth anniversary of the date of the completion of our initial public offering on February 7, 2006 (unless employment has been terminated earlier).

The liquidated damages provisions in the TWP Equity Agreement are in addition to the forfeiture of any future equity-based awards that may occur as a result of the breach of any non-competition or non-solicitation provisions contained in those awards. The liquidated damages and pledge arrangements do not preclude us from seeking any injunctive relief to which we may be entitled for a breach of the non-competition or non-solicitation provisions.

A copy of the form of the Pledge Agreement is included as an exhibit to our Annual Report on Form 10-K. See “Where You Can Find More Information” above.

Westwind Equity Agreement

Persons and Shares Covered.  We have entered into an equity agreement with substantially all of the persons who were shareholders of Westwind prior to our acquisition of Westwind. We refer to this agreement as the “WW Equity Agreement.” The shares covered by the WW Equity Agreement include all shares of our common stock and all Exchangeable Shares acquired in exchange for the shares of Westwind that the parties to the WW Equity Agreement held when we acquired Westwind (and shares of our common stock received in exchange for Exchangeable Shares). The shares of stock covered by the WW Equity Agreement are referred to below as “covered shares.” In this section, Westwind shareholders refers to those shareholders party to the WW Equity Agreement.

Transfer Restrictions.  Except as described below, each Westwind shareholder has agreed, among other things, to maintain sole beneficial ownership of and not to transfer his or her covered shares until February 7, 2011.

Exceptions to Transfer Restrictions.  Parties to the WW Equity Agreement generally would be able to transfer their shares pursuant to demand registration rights described below under “— Demand Registration Rights” beginning after February 7, 2009, subject to the requirement that from February 7, 2009 until February 7, 2010, no more than 1,401,822 shares of Thomas Weisel Partners common stock may be sold and from February 7, 2010 to February 7, 2011, no more than 1,401,822 shares may be sold (less the number of shares sold during the preceding one year period), which we refer to as the public offering limitation. In addition, if we register any securities for sale in an underwritten public offering, each Westwind shareholder would have “piggyback registration rights” that would provide each such shareholder the right to include covered shares consisting of Thomas Weisel Partners common stock in the registration, subject to specified exceptions. In addition to customary cutbacks as well as the public offering limitation set forth above, the Westwind shareholder would not be entitled to transfer more than twenty percent of his, her or its covered shares during the twelve month period following the closing date of the transaction.

Our Underwritten Offering Committee may, acting reasonably, approve requests by a Westwind shareholder to transfer covered shares to certain permitted transferees such as family members, family trusts or corporations and certain charitable organizations; provided that these transferees will be subject to the same transfer restrictions under the WW Equity Agreement.

In addition, upon the termination of a Westwind shareholder’s employment due to his or her death or disability, such Westwind shareholder or his or her heirs or estate will be permitted to sell covered shares in compliance with applicable securities laws, regardless of when such termination of employment occurred.

Notwithstanding the exceptions to transfer described above, transfer restrictions will not terminate with respect to covered shares that have been pledged to us as security in connection with the shareholder covenants described below until those shareholder covenants expire.

All transfer restrictions applicable to a Westwind shareholder under the WW Equity Agreement terminate upon a change in control of us.

Compliance with Securities Laws.  In addition to the restrictions set forth above, Westwind shareholders will need to comply with applicable securities laws in connection with any transfer of Thomas Weisel Partners common stock or Exchangeable Shares covered by the WW Equity Agreement.

Dividends.  To the extent dividends are paid on covered shares while the Westwind shareholder remains subject to the transfer restrictions of the WW Equity Agreement, the Westwind shareholder will be entitled to such dividends.

Voting.  Each Westwind shareholder is entitled to full voting rights with respect to his or her covered shares.

Confidentiality.  Each Westwind shareholder is required to protect and use “confidential information” in accordance with the restrictions placed by us on its use and disclosure.

Noncompetition. Each Westwind shareholder has agreed that during his or her employment period and during his or her applicable post-termination non-compete and non-solicit period, which is described below, he or she may not:

•	form, or acquire a 5% or greater ownership, voting or profit participation interest in, any competitive enterprise; or

•
associate with any competitive enterprise and in connection with such association engage in, or directly or indirectly manage or supervise personnel engaged in, any activity (i) which is similar or substantially related to any activity in which that shareholder was engaged, in whole or in part, at our firm, (ii) for which that shareholder had direct or indirect managerial or supervisory responsibility at our firm or (iii) which calls for the application of the same or similar specialized knowledge or skills as those utilized by that shareholder in his or her activities at our firm, at any time during the one-year period immediately prior to the date of termination (or, in the case of an action taken during the employment period, during the one-year period immediately prior to that action).

When we refer to a “competitive enterprise,” we are referring to any business enterprise that engages in, or owns or controls a significant interest in any entity that engages in, financial services such as investment banking, public or private finance, financial advisory services, private investing, merchant banking, asset or hedge fund management, securities brokerage, sales, lending, custody, clearance, settlement or trading.

A Westwind shareholder’s applicable post-termination non-compete and non-solicit period will range from 12 months to 36 months following the date the Westwind shareholder ceases to be employed by us (with each shareholder required to give 90 days’ notice of termination), with the exact length of the period determined by the relative seniority of the Westwind shareholder and his or her equity ownership interest in Westwind prior to the transaction, as well as the length of the period that has elapsed since the closing of the transaction.

Nonsolicitation.  Each Westwind shareholder also has agreed that during his or her employment period and the applicable post-termination non-compete and non-solicit period, he or she may not, directly or indirectly, in any manner:

•
solicit any client with whom that Westwind shareholder worked, or whose identity became known to him or her in connection with his or her employment with our firm, to transact business with a competitive enterprise or reduce or refrain from doing any business with our firm;

•	interfere with or damage any relationship between our firm and any client or prospective client; or

•	solicit any of our employees to resign, apply for or accept employment with, any competitive enterprise.

Transfer of Client Relationships.  Each Westwind shareholder is required, upon termination of his or her employment, to take all actions and do all things reasonably requested by us during a 90-day cooperation period to maintain for us the business, goodwill and business relationships with our clients with which he or she worked.

Liquidated Damages.  In the case of any breach of the confidentiality, noncompetition or nonsolicitation provisions or the provisions related to the transfer of client relationships during the term of the agreement, the breaching Westwind shareholder will be liable for liquidated damages. The liquidated damages amount for each Westwind shareholder will be equal to 50% of the total amount of consideration paid to that Westwind shareholder in exchange for his, her or its Westwind shares, less any amount paid to us by that Westwind shareholder in connection with that shareholder’s indemnification obligation under the arrangement agreement, other than for certain excluded losses under the arrangement agreement. The liquidated damages obligation of each Westwind shareholder generally is secured by Thomas Weisel Partners common stock and Exchangeable Shares representing 50% of the total amount of consideration received by that Westwind shareholder in respect of his or her Westwind shares in connection with the transaction.

Severance.  The WW Equity Agreement provides that if we terminate a Westwind shareholder without cause, as defined in the WW Equity Agreement, we would be obligated to pay the shareholder, in a lump sum, an amount equal to the excess, if any, of (A) the product of (x) the amount of base salary and bonus paid to that shareholder for the twelve months ending before notice of termination and (y) the number of years comprising the then-applicable post-termination and non-compete and non-solicit period and (z) 0.5, over (B) any severance amounts to which the shareholder is otherwise entitled either pursuant to an employment agreement, firm policy or applicable law.

Demand Registration Rights.  The WW Equity Agreement provides for demand registration rights. Under those rights, at any time following February 7, 2009, a Westwind shareholder party to the agreement will be entitled to require us to effect the registration of all or a portion of that shareholder’s registrable securities (generally shares of Thomas Weisel Partners common stock issued to a Westwind shareholder in exchange for his, her or its Westwind shares (including shares issuable upon exchange of Exchangeable Shares) but not including those shares of Thomas Weisel Partners common stock that have been sold pursuant to an effective registration statement or that have been sold pursuant to Rules 145 or 144 under the Securities Act of 1933, as amended, or that may be sold pursuant to Rule 145(d)(3) or Rule 144(k)). We will not be obligated to effect a demand registration unless, among other things, the total number of shares of registrable securities requested to be included in the demand registration is equal to or greater than 15% of the total number of shares of Thomas Weisel Partners common stock (including shares deliverable upon exchange of Exchangeable Shares) issued in connection with the transaction.

We are not required to effect more than three registrations in response to these demand registration rights under the agreement in any twelve month period. In addition, we are not obligated to effect a demand registration within 120 days of a piggyback registration effected pursuant to the agreement or a demand registration effected pursuant to our partners’ equity agreement. We may postpone the filing of a registration statement for up to 90 days if our Board of Directors determines that it is not in our best interest to disclose any material non-public information or a significant business opportunity or if, prior to receiving a demand registration request, we have determined to proceed with a public offering. We generally will pay expenses, except for underwriters’ discounts and commissions, incurred in connection with the registration rights under the WW Equity Agreement.

Only those shareholders that (x) continue to be actively engaged in the business of our firm, (y) that have suffered a termination of employment by the firm without cause or resulting from a disability or (z) are permitted transferees will be entitled to registration rights.

Each shareholder receiving Exchangeable Shares has or will agree that it may not exercise its exchange, redemption or similar rights with respect to its Exchangeable Shares at any time when the exchangeable share registration statement is not effective, provided that we must maintain the effectiveness of the exchangeable share registration statement for a minimum of at least 180 days in each annual period beginning February 7, 2009.

Term and Amendment.  The WW Equity Agreement will be in effect until the later of the fifth anniversary of the closing of the transaction and the date that is six months following the date on which all of the Exchangeable Shares have been exchanged for Thomas Weisel Partners common stock. A Westwind shareholder seeking a waiver from the WW Equity Agreement generally requires our consent, and the WW Equity Agreement may be amended only with approval of our Board of Directors.

Westwind Pledge Agreements

Each of the Westwind shareholders that received Exchangeable Shares or shares of Thomas Weisel Partners common stock in the transaction has entered into a pledge agreement with us that will secure the liquidated damages provisions in the WW Equity Agreement entered into in connection with the Westwind transaction and the indemnification obligations under the arrangement agreement by a pledge of an amount of shares of Thomas Weisel Partners common stock or Exchangeable Shares equal to 50% of the total value of the consideration received by that shareholder in exchange for his or her Westwind common shares and Class A common shares. These pledges of Thomas Weisel Partners common stock and/or Exchangeable Shares will terminate on the earliest to occur of:

•	the death of the relevant shareholder;

•	the expiration of the applicable non-compete and non-solicit period described above;

•	payment in cash or other satisfaction by the shareholder of all liquidated damages; or

•	February 7, 2011;

provided, that no shares will be released from the pledge before the first anniversary of the closing of the transaction.

The liquidated damages provisions in the WW Equity Agreement are in addition to the forfeiture of any equity-based awards that may occur as a result of the breach of any non-competition or non-solicitation provisions contained in those awards. The liquidated damages and pledge arrangements do not preclude us from seeking any injunctive relief to which we may be entitled for a breach of the confidentiality, non-competition, non-solicitation or transfer of client relationship provisions in the case of a willful or intentional breach that causes material harm to us.

Compensation Discussion and Analysis

This compensation discussion and analysis relates to the compensation paid to or earned by the executive officers listed below for their 2008 service. These executive officers consist of our principal executive officer, our principal financial officer and our other three most highly compensated executive officers who were serving as executive officers on December 31, 2008. In addition, our former Chief Financial Officer David A. Baylor, who was employed with us during part of 2008, is also included. As noted above, these officers are collectively referred to as our “named executive officers” in this proxy statement.

•	Thomas W. Weisel, our Chairman and Chief Executive Officer

•	Lionel F. Conacher, our President and Chief Operating Officer

•	Shaugn Stanley, our Chief Financial Officer

•	David A. Baylor, our former Chief Financial Officer

•	Bradford Raymond, our Co-Director of Investment Banking

•	Anthony V. Stais, our Head of Trading

This compensation discussion and analysis describes all of the material elements of our compensation of our named executive officers for their 2008 services and includes, as it relates to our named executive officers, a discussion of (i) the objectives of our compensation policies and practices and what they are designed to reward, (ii) each element of 2008 compensation and why we utilize that element, (iii) how we determine the amount of each compensation element and (iv) how each compensation element and our decisions regarding that element fit into our overall compensation objectives and affect decisions regarding other elements.

What are the objectives of our compensation policies and practices for our named executive officers? What are they designed to reward?

Our compensation policies and practices for named executive officers are intended to:

•	Incentivize and reward the achievement of financial and operational performance, while taking into account the risks associated therewith;

•	Align the interests of our named executive officers and those of our shareholders; and

•	Assist in retaining the employment of our named executive officers.

In addition, where applicable, our compensation practices take into account factors other than financial returns and risks, such as adherence to our Code of Conduct and Ethics and other employee policies.

What are the elements of 2008 compensation for our named executive officers? Why do we use these elements?

In 2008 there were seven elements of compensation for our named executive officers:

•	Base Salary

•	Year-End Cash Bonus (to be paid in February 2009)

•	Annual Equity Incentive Plan Award (granted in February 2008)

•	Performance-Based Cash and Stock Awards (granted in June 2008)

•	Mid-Year Incentive Program Equity Incentive Plan Awards (granted in August 2008)

•	Mid-Year Bonus (granted in August 2008)

•	Other Awards and Amounts (including certain termination-related amounts)

Base Salary. In 2008 all of our named executive officers received an annual salary payable in equal installments on a semi-monthly basis.

Year-End Cash Bonus.  In February 2009 we expect to pay our named executive officers a year-end cash bonus with respect to their 2008 service. Our Compensation Committee, at its sole discretion, will determine the amount of each named executive officer’s year-end cash bonus at the beginning of 2009 based on 2008 performance. Pursuant to the terms of his employment agreement, Mr. Conacher is guaranteed a minimum bonus of $2.2 million for 2008. The bonus amounts that are discretionary may be as low as zero or instead be a significant amount.

Annual Equity Incentive Plan Award.  In February 2008, at the same time we paid our 2007 year-end cash bonuses, we made retention-based stock awards in the form of Restricted Stock Units granted pursuant to our Equity Incentive Plan. These retention-based awards will be earned over a four-year service period that began on February 8, 2008 and vest in four equal installments on the first, second, third and fourth anniversaries of the grant date. These Equity Incentive Plan awards are intended to align the recipients’ interests with those of our shareholders and to act as a device for retaining the recipients within our employment during the vesting period. In 2006, 2007 and 2008 we determined to use Restricted Stock Units as the form of equity award to grant to named executive officers (as opposed to, for example, option awards) due to the fact that we believe that Restricted Stock Units directly align the interests of our named executive officers with our shareholders as well as the fact that Restricted Stock Units are the form of equity award commonly utilized by competitors in our industry.

Performance-Based Awards.  In June 2008, the Compensation Committee determined to grant short-term performance-based cash and stock awards for a performance period beginning on April 1, 2008 and ending on December 31, 2008 to certain of our executive officers, including Messrs. Weisel, Conacher, Raymond and Stais.  Under the terms of the performance-based awards, recipients are entitled to receive cash and stock awards with an aggregate value based on the attainment of one or more performance metrics that relate to our adjusted firm net income or departmental revenues or operating income. A target performance award was established for each recipient based on achievement of targeted performance goals with respect to the performance metrics, although (i) there are no pre-established minimum aggregate award amounts, (ii) awards amounts will not exceed the target performance award and (iii) award amounts will vary based on meeting the performance target or underperforming with respect to the target. The aggregate value of any recipient’s award calculated in accordance with the terms of the award may be reduced, in the discretion of the Compensation Committee, by up to 40%.

The performance metric applicable to Mr. Weisel and Mr. Conacher under their respective performance-based cash and stock awards was adjusted firm net income.  Adjusted firm net income is defined in the performance-based awards as the sum of:

•
pre-tax non-GAAP net income for such period calculated by adding to pre-tax net income for such period (a) non-cash expense for such period associated with our initial grant of restricted stock units made in connection with our initial public offering, (b) non-cash expense for such period associated with the amortization of intangible assets acquired as a result of our acquisition of Westwind on January 2, 2008, (c) the pre-tax impact during such period of all other charges for restructuring, extraordinary items, discontinued operations, non-recurring items and the cumulative effect of accounting changes required by GAAP and (d) an adjustment amount of $15 million; and

•	the expense associated with similar performance-based awards made to all executive officers.

Adjusted firm net income is a non-GAAP financial measure whose nearest comparable GAAP measure is pre-tax net income.

Mr. Raymond’s award was based on adjusted firm net income and investment banking operating income.  Investment banking operating income refers to revenue generated by and/or allocated to the investment banking department during the performance period, less expenses incurred by the investment banking department (such as transaction costs, market data costs and other costs that are controllable by the investment banking department), but not including firm overhead costs allocable to the investment banking department.

Mr. Stais’ award was based on adjusted firm net income and equities operating income.  Equities operating income refers to revenue generated by and/or allocated to the research, trading and sales departments during the performance period  less expenses incurred by such department (such as clearing costs, transaction costs, market data costs and other costs that are controllable by such department), but not including firm overhead costs allocable to such departments.

Our Compensation Committee determined to provide the performance-based cash and stock awards to better align the compensation of those executives, including Messrs. Weisel, Conacher, Raymond and Stais, with the performance of those aspects of our company over which they have responsibility.  In the case of Messrs. Weisel and Conacher, we determined to tie their respective performance-based awards to adjusted firm net income, as we believe that measure provides an indicator of our ability to generate returns on our operations and fund future growth.  With respect to Messrs. Raymond and Stais, we determined to base their respective performance-based awards in part on adjusted firm net income, in order to tie part of their respective awards to the broader performance of our company, as well as in part on investment banking operating income, in the case of Mr. Raymond, and equities operating income, in the case of Mr. Stais, to tie part of their respective awards to the financial performance of the portions of our company over which each has primary responsibility.

The performance-based awards will be paid in the form of cash and Restricted Stock Units or a functionally equivalent equity award with an aggregate value of the total performance award. The portion of the award to be paid in Restricted Stock Units (and the terms and method of valuing such Restricted Stock Units for such purpose) will be determined in the same manner as approved by the Compensation Committee with respect to 2008 year-end cash bonuses and Annual Equity Incentive Awards, subject to the Compensation Committee’s ability to utilize a different manner of allocation in the event that the Compensation Committee determines that there is not sufficient common stock capacity within the Equity Incentive Plan at the date the performance award vests.  As of November 30, 2008, we do not believe that any of the performance targets will not be met and that no performance award will be earned by any of the individuals named above.

Mid-Year Incentive Program Equity Incentive Plan Awards.  In August 2008, our Compensation Committee determined to grant both long-term, performance-based and retention-based stock awards in the form of Restricted Stock Units pursuant to our Equity Incentive Plan.  This mid-year incentive program was designed to provide incentives to certain of our executive officers and other employees to remain at the company during an unprecedented time in the investment banking industry and to better align their compensation with specific mid-term company performance goals.

Pursuant to the terms of the performance-based awards, recipients’ awards will vest on the third anniversary of the grant date if all or a combination of the following performance criteria are fully or partially satisfied for the 12-month performance period of July 1, 2010 through June 30, 2011: average GAAP revenue per employee of zero to $1,000,000; GAAP net income margin of 0% to 10%; and GAAP return on equity of 0% to 20%. Each award vests one-third with respect to each performance measure, with the amount of the award vesting with respect to each performance measure equal to the percentage satisfaction of the particular measure.    The named executive officers receiving performance-based awards under this portion of the program were Shaugn Stanley – 75,000 units; Bradford Raymond – 125,000 units; and Anthony Stais – 75,000 units.

Pursuant to the terms of the retention-based awards, recipients’ awards are subject only to time vesting.  These awards will be earned over a three-year service period that began in August 2008 and vest on August 6, 2011.  The named executive officers receiving retention-based awards under this portion of the program were Bradford Raymond – 25,000 units and Anthony Stais – 25,000 units.

Mid-Year Bonus.  In August 2008, we made mid-year bonus payments in the form of Restricted Stock Units granted pursuant to our Equity Incentive Plan to certain of our officers and employees, including Mr. Conacher pursuant to the terms of his employment agreement.  The mid-year bonus payment made to Mr. Conacher is in partial satisfaction of his guaranteed 2008 bonus. The mid-year bonuses were implemented, in part, to facilitate the transition to the firm’s compensation regime of former Westwind employees, who previously received quarterly bonus awards under Westwind’s compensation regime.  These awards will be earned over a three-year service period that began in August 2008 and vest in three equal installments on the first, second and third anniversaries of the grant date.

Other Awards and Amounts.  We provided benefits to our named executive officers, which included paying certain term life insurance premiums, medical, dental and vision plan premiums and long-term/short-term disability insurance premiums. In addition, in connection with his departure, we made a lump sum payment to Mr. Baylor.

On January 2, 2008 we announced the completion of our acquisition of Westwind and announced that, in connection with the integration of Westwind, we would more closely align the compensation practices of Thomas Weisel Partners and Westwind with one another and with industry practice by discontinuing the payment of mid-year retention bonuses. As a result, we accelerated the payment of amounts that would have been paid in July 2008 as mid-year cash retention bonuses to become part of our 2007 year-end cash bonuses. As a result of this acceleration, the compensation amounts reported for 2007 included, in addition to the 2007 year-end cash bonuses that would otherwise have been paid, both (i) the mid-year cash retention bonus paid in July 2007 and (ii) the accelerated payment of amounts that would have been paid in July 2008 as a mid-year cash retention bonus (and that would have been reported in 2008 compensation) had we not discontinued our practice of paying mid-year retention bonuses.

In February 2008, we paid 2007 year-end cash bonuses to certain employees who joined the firm in January 2008 as a result of the Westwind transaction, including Mr. Conacher.  The amounts paid were equal to the amount that such employees would have received from Westwind as a 2007 year-end bonus.

How do we determine the amount of each compensation element for our named executive officers?

Base Salary.  As a general matter we pay a $200,000 annual salary to each of our executive officers and each of our named executive officers is a party to an employment agreement with us specifying a $200,000 annual base salary. Further information regarding these employment agreements is set forth above under “—Executive Officer Employment and Other Agreements.” Our practice has been, and continues to be, that with respect to our Chief Executive Officer and other executives, base salary should, in a normal economic environment, constitute only a moderate portion of their overall compensation, while performance-based bonuses and Equity Incentive Plan awards should, in a normal economic environment, constitute the most significant portion of annual compensation.

Year-End Cash Bonus.  We manage our aggregate compensation and benefits expense in relation to our net revenues (excluding investment gains and losses attributable to investments in partnerships and other securities), our available cash and the need to retain key employees.

Our effort to balance the competing demands of retaining key employees by rewarding performance, preserving the firm’s cash and maintaining an appropriate ratio of compensation and benefits expense to our net revenue is the most significant factor in determining the aggregate amount of the year-end bonuses we will pay to our employees, including our named executive officers, with respect to service in 2008.

Certain 2008 compensation and benefits expense will not be subject to a year-end discretionary determination, for example:

•	base salary amounts agreed at the beginning of or during 2008 and paid throughout the course of 2008;

•	formula- and commission-based amounts agreed at the beginning of or during 2008, including target amounts payable under our performance-based cash and stock awards;

•	guaranteed compensation amounts agreed to at the beginning of or during 2008 in connection with hiring or retaining specified individuals;

•	discretionary compensation amounts paid prior to the end of 2008 which, as a result, were non-discretionary as of the end of 2008;

•	equity award expense for equity awards granted prior to the end of 2008; and

•	benefits expense.

We will take into account aggregate amounts attributable to year-end non-discretionary amounts in determining the aggregate amount available for discretionary 2008 year-end bonus payments for all officers and employees. This aggregate amount will be one of the significant factors that impacts the amount of year-end bonus we determine to pay to our named executive officers. With respect to our named executive officers, in 2008 the only year-end non-discretionary compensation and benefits expenses were (i) base salary expense, (ii) equity award expense for equity awards granted prior to the end of 2008, (iii) benefits expense; (iv) certain amounts paid to Mr. Baylor; and (v) certain guaranteed bonus expenses payable to Mr. Conacher.

In addition to the aggregate amount available for discretionary 2008 year-end bonus payments, we take several other factors into consideration in determining the amount of discretionary year-end bonus payments to each of our professionals, including our named executive officers. Our compensation consultants, Towers Perrin, will provide our management and our Compensation Committee with information regarding compensation practices at competitors of ours (as described below). This analysis assists management and our Compensation Committee in understanding the competitive marketplace for the talent that we believe is critical for our success.

With respect to our named executive officers, our Compensation Committee reviews management- and consultant-prepared analyses in ratifying year-end bonus amounts. With respect to each of the members of our executive committee, which includes all of our named executive officers, except for Mr. Baylor, our compensation consultant, Towers Perrin, will provide information regarding compensation of comparable executives at competitor firms. In addition, with respect to our Chief Executive Officer, during 2008 our Compensation Committee together with management and our compensation consultant, developed a set of financial and non-financial metrics to utilize as one factor in evaluating his 2008 performance, although specific targets were not established in advance. The financial metrics included: net revenue, pre-tax income, shareholder return, return on equity, earnings per share and market share and other investment banking league table metrics. The non-financial metrics included: strategic goals, resource management, growth and maintenance of our brand, vision and culture and certain tactical matters. Finally, the history of our firm as a partnership and the integrated nature of all of our business activities were taken into account. Following the determination of 2008 year-end bonuses, we will provide additional disclosure regarding the determination of those amounts in our Proxy Statement relating to our Annual Meeting of Stockholders for 2009.

As described above, our management and our Compensation Committee have each utilized the services of Towers Perrin. Towers Perrin is a management consulting firm focused on providing global advisory and data services to the financial services industry and their professionals are experienced in acting as outside consultants to financial services firms and also have in-house experience with various financial services firms. Our decision and our Compensation Committee’s decision to utilize Towers Perrin in 2008 were each based on Towers Perrin's experience and expertise as well as the experience of our management in utilizing Towers Perrin's services in the past.

Annual Equity Incentive Plan Award.  Annual Equity Incentive Plan awards are intended to align the recipients’ interests with those of our shareholders and to act as a device for retaining the recipients within our employment during the vesting period. We take several factors into consideration in determining the amount of each recipient’s annual Equity Incentive Plan award, including individual performance, our financial results and competitive factors. Our compensation consultants, Towers Perrin, provided our management and our Compensation Committee with information regarding compensation practices at competitors of ours. This information assists management and our Compensation Committee in understanding the competitive marketplace for the talent that we believe is critical for our success. Given that our Compensation Committee has the opportunity to interact with our compensation consultant, Towers Perrin, independent of management and that our compensation consultant and its affiliates do not perform a significant amount of services for us that are not related to advising us and our Board of Directors regarding compensation practices, our Compensation Committee did not determine that it was necessary to retain an additional compensation consultant that would exclusively report to the Compensation Committee.

Performance-Based Awards.  As described above, Mr. Weisel and Mr. Conacher’s June 2008 performance-based awards are based on adjusted firm net income, Mr. Raymond’s performance-based award is based on adjusted firm net income and target investment banking operating income and Mr. Stais’ performance-based award is based on adjusted firm net income and target equities operating income. The target adjusted firm net income for Messrs. Weisel and Conacher for the April 1, 2008 to December 31, 2008 performance period is $19,849,000.  The target adjusted firm net income for Mr. Raymond for the April 1, 2008 to December 31, 2008 performance period is $19,849,000 and the target investment banking operating income is $33,195,000.  The target adjusted firm net income for Mr. Stais for the April 1, 2008 to December 31, 2008 performance period is $19,849,000 and the target equities operating income is $35,351,000.  In establishing the target performance metrics for each of Messrs. Weisel, Conacher, Raymond and Stais, the Compensation Committee sought to choose targets that were aligned with the our 2008 firm-wide plan and that were reasonably attainable during the performance period.  In determining the amount of each award, the Compensation Committee took into account each executive officer’s overall expected compensation package, the portion of the executive officer’s total compensation that is expected to be in cash and the portion that is expected to be in the form of equity, the vesting schedule of each executive officer’s outstanding equity.

As described above, although award amounts may not exceed the target performance award, they could be lower based on a failure to meet the target performance measure or in the event the Compensation Committee exercises its discretion to reduce the amount of the award by up to 40%.  In particular, the amount of Mr. Weisel’s actual award is equal to 14.107% of net adjusted income for the performance period, subject to the Compensation Committee’s discretion to reduce the amount of the award by up to 40%, and with a maximum amount payable equal to $2,800,000.  Mr. Conacher’s actual award is also equal to 14.107% of net adjusted income for the performance period, subject to the Compensation Committee’s discretion to reduce the amount of the award by up to 40%, and with a maximum amount payable equal to $2,800,000.  Under the terms of Mr. Conacher’s performance-based award, Mr. Conacher would be entitled to receive cash and stock awards only in the event that such amounts exceeded his 2008 guaranteed bonus.  Mr. Raymond’s actual award is equal to the sum of 2.141% of net adjusted income for the performance period plus 1.28% of investment banking operating income for the performance period, subject to the Compensation Committee’s discretion to reduce the amount of the award by up to 40%, and with a maximum amount payable equal to $850,000. Mr. Stais’ actual award is equal to the sum of 2.015% of net adjusted income for the performance period plus 1.132% of equities operating income for the performance period, subject to the Compensation Committee’s discretion to reduce the amount of the award by up to 40%, and with a maximum amount payable equal to $800,000.  In exercising its discretion to reduce the amount of an award, it is expected that the Compensation Committee would take into account the individual performance of an individual, as well as the historical and expected future performance of the company and the amounts available for compensation of other executive officers and employees, among other things.

Mid-Year Incentive Program Equity Incentive Plan Awards.  In choosing the specific performance measures and ranges of performance goals under the August 2008 incentive program, the Compensation Committee chose ranges that it believed to be reasonably attainable during the 2010 and 2011 performance period.  In determining the amount of awards to be provided to each executive officer under the incentive program, the Compensation Committee reviewed each executive officer’s outstanding equity awards and vesting schedules, whether and to what extent the executive had participated in the June 2008 performance-based awards.  The Compensation Committee also considered compensation practices at competitors of ours, as described above.

Mid-Year Bonus.  As described above, we made mid-year bonuses, in part, to assist in the transition of former Westwind employees, including Mr. Conacher, to our compensation regime.  Westwind had historically paid quarterly bonuses while we have historically relied on year-end bonuses to compensate our employees.  Once the integration of Westwind has been completed, we anticipate that the mid-year bonus will be discontinued.

 Other Awards and Amounts.  We have historically provided a benefit to certain executive officers, including our named executive officers, of paying certain term life insurance premiums, medical, dental and vision plan premiums and long-term/short-term disability insurance premiums. In 2008 we continued this practice, as we believe that these are customary benefits provided to senior officers of companies like ours and these aspects of compensation are not material in relation to overall compensation paid to named executive officers.

How does each compensation element and our decisions regarding that element fit into our overall compensation objectives and affect decisions regarding other elements?

Overall, each of our compensation elements affects decisions regarding other compensation elements due to the fact that, as described above, in 2008 our efforts with respect to compensation and benefits expense was to balance the competing demands of retaining key employees by rewarding performance, preserving the firm’s cash and maintaining an appropriate ratio of compensation and benefits expense to our net revenues.  One result of this policy is that the decision to pay compensation in the form of one of our compensation elements often reduces the amount available to be paid under other compensation elements and, therefore, our decisions with respect to any one compensation element necessarily effect decisions regarding other compensation elements.

Base Salary.  Our decision to maintain base salaries for our named executive officers at $200,000 per annum fits into our overall compensation objectives because it results in bonus payments being the majority of annual compensation paid to each named executive officer. This has the effect of making most of the annual compensation paid to named executive officers in a normal economic environment highly dependent on the factors that we utilize in determining bonuses, such as our overall financial and operational performance.

Year-End Bonus.  Numerous factors affect our decisions regarding year-end bonuses. The most significant factors, however, are an individual’s performance balanced against our financial performance and the compensation practices of our competitors. As a result, our decisions regarding year-end bonuses fit into our overall compensation objectives by being an incentive and reward for achieving financial and operational performance and by aligning the interests of our named executive officers with those of our shareholders.

Annual Equity Incentive Plan Award.  As in the case with our year-end bonus numerous factors affect our decisions regarding annual Equity Incentive Plan awards. The most significant factors, however, are our financial performance, the compensation practices of our competitors and the importance of retaining key professionals. As a result, our decisions regarding annual Equity Incentive Plan awards fit into our overall compensation objectives by not only acting as a device for retaining the recipients within our employment during the vesting period, but also by being an incentive and reward for achieving financial and operational performance and by aligning the interests of our named executive officers with those of our shareholders.

Performance-Based Awards.  Numerous factors affected our decisions to make performance-based awards to Messrs. Weisel, Conacher, Raymond and Stais in June 2008.  The most significant factors, however, were our financial performance, the compensation practices of our competitors and the importance of retaining and incentivizing key professionals by aligning their compensation with the performance of those aspects of our company which they have responsibility.

Mid-Year Incentive Program Equity Incentive Plan Awards.  Numerous factors affected our decisions regarding the mid-year incentive program Equity Incentive Plan Awards.  The most significant factors were the need to retain and incentive our executive officers in certain functional areas, especially in light of events impacting our industry, compensation practices of our competitors, and our financial performance.

Mid-Year Bonus.  Numerous factors affect our decisions regarding mid-year bonuses. The most significant factors, however, are an individual’s performance balanced against our financial performance.  As described above, in general mid-year bonuses are a transitional accommodation to former Westwind employees as they migrate to our compensation regime

Compensation Committee Report

The members of the Compensation Committee have reviewed and had the opportunity to discuss with management the Compensation Discussion and Analysis set forth above and have unanimously recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee: Mr. Barger (Chairman), Mr. Koogle and Mr. Irby.

OTHER MATTERS

Other Business

The Board of Directors does not currently intend to bring any other business before the Special Meeting and, to the knowledge of the Board of Directors, no other matters other than those indicated above are to be brought before the Special Meeting.  If, however, any other matter properly comes before the Special Meeting, the proxy holders will, in their discretion, vote on it in accordance with their own best judgment.

Shareholder Proposals for 2009 Annual Meeting of Shareholders

Shareholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2009 Annual Meeting of Shareholders must have submitted their proposals to our Secretary on or before December 12, 2008. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

In accordance with Section 1.11(b) of our By-Laws, for a matter not included in our proxy materials to be properly brought before the 2009 Annual Meeting of Shareholders, a shareholder’s notice of the matter the shareholder wishes to present must be delivered to our Secretary & General Counsel at One Montgomery Street, 37th Floor, San Francisco, California 94104 as follows:

(i) If the 2009 Annual Meeting is scheduled to take place within 30 days before or after the first anniversary date of the 2008 Annual Meeting, such notice shall be delivered not less than 90 days nor more than 120 days prior to the first anniversary date of the 2008 Annual Meeting;

(ii) If, and only if, the 2009 Annual Meeting is not scheduled to take place within 30 days before or after the first anniversary date of the 2008 Annual Meeting, such notice shall be delivered before the close of business on the later of (a) the date ninety days prior to the date of the 2009 Annual Meeting or (b) the tenth day following the date on which the date for the 2009 Annual Meeting is first publicly announced or disclosed.

Assuming that the 2009 Annual Meeting occurs within 30 days before or after the first anniversary date of the 2008 Annual Meeting, any such notice given by or on behalf of a shareholder pursuant to these provisions of our By-Laws (and not pursuant to SEC’s Rule 14a-8) must be received no earlier than January 19, 2009 and no later than February 18, 2009.

Important Notice Regarding Availability of Proxy Materials for the Shareholder Meeting to be Held on February 9, 2009

Pursuant to new SEC rules, we have elected to provide access to our proxy materials by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet. Copies of this proxy statement and the form of proxy are available at our website at www.tweisel.com and upon written request and without charge to any shareholder by writing to: General Counsel, One Montgomery Street, Suite 3700, San Francisco, California 94014. For directions on how to attend the meeting and vote in person, please contact our General Counsel’s Office at Thomas Weisel Partners Group, Inc., One Montgomery Street, San Francisco, CA 94104 or by telephone at (415) 364-2500.

Householding

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs.

If you and others who share your mailing address own our common stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one proxy statement from each company whose stock is held in such accounts. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it and a single copy of our proxy statement has been sent to your address.

We will promptly deliver separate copies of our proxy statement at the request of any stockholder who is in a household that participates in the householding of our proxy materials. You may send your request (or a request to have only a single copy of our proxy statement delivered to your address) by mail to our General Counsel’s office at Thomas Weisel Partners Group, Inc., One Montgomery Street, San Francisco, CA 94104 or by telephone at (415) 364-2500.

By Order of the Board of Directors,

Mark P. Fisher

Secretary

January 5, 2009

ANNEX A

Proposed Third Amended and Restated

Thomas Weisel Partners Group, Inc. Equity Incentive Plan

Section 1. Purpose. The purposes of this Equity Incentive Plan (the “PLAN”) are to attract, retain and motivate key employees and directors of and consultants and advisors to Thomas Weisel Partners Group, Inc. (the “COMPANY”) and its Subsidiaries and Affiliates and to align the interests of key employees, directors, consultants and advisors with shareholders with equity-based compensation and enhanced opportunities for ownership of shares of the Company’s common stock.

Section 2. Definitions. The following terms used in the Plan and any agreement entered into pursuant to the Plan shall have the meaning set forth below:

“AFFILIATE” means (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

“AWARD” means any Option, award of Restricted Stock or Restricted Stock units, Performance Award, Other Stock-Based Award, or any other right, interest or grant relating to Shares or other property granted pursuant to the Plan.

“AWARD AGREEMENT” means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not be (as determined by the Committee) executed or acknowledged by a Participant as a condition to receiving an Award or the benefits under an Award.

“BOARD” or “BOARD OF DIRECTORS” means the Board of Directors of the Company.

“CHANGE IN CONTROL” means

(a) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or the sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an affiliate that, in each case, requires shareholder approval under the laws of the Company’s jurisdiction of organization, unless immediately following such transaction: (i) more than 50% of the total voting power of the surviving entity or the entity that directly or indirectly has beneficial ownership of 95% of the voting securities eligible to elect directors of the surviving entity (a “Parent Entity”), if applicable, is represented by securities of the Company that were outstanding immediately prior to the transaction (or securities into which the Company’s securities were converted or exchanged in such transaction) and such voting power among the holders thereof is in substantially the same proportion as the voting power of such securities among the holders thereof immediately prior to such transaction; (ii) no person (other than any employee benefit plan (or any related trust) sponsored or maintained by the surviving entity or the Parent Entity), is or becomes the beneficial owner, directly or indirectly, of securities of the Parent Entity (or, if there is no Parent Entity, the surviving entity) representing 20% of the total voting power of the securities then outstanding generally eligible to vote for the election of directors of the Parent Entity (or, if there is no Parent Entity, the surviving entity); and (iii) at least a majority of the members of the board of directors (including directors whose election or nomination was approved by at least two-thirds of the incumbent directors of the Board) of the Parent Entity (or, if there is no Parent Entity, the surviving entity) were members of the Board at the time of the Board’s approval of the execution of the initial agreement providing for the transaction;

(b) any event that results in the directors of the Board as of the effective date of the Plan (including directors whose election or nomination was approved by at least two-thirds of the incumbent directors of the Board) failing to constitute at least a majority of the Board; or

(c) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company;

provided, however, that for purposes of (a)(iii) and (b) above no individual initially elected or nominated as a director of the Board as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be included in the calculation of incumbency.

Notwithstanding (a)(ii) above, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the total voting power of securities then outstanding generally eligible to vote for the election of directors of the Parent Entity (or, if there is no Parent Entity, the surviving entity) as a result of the acquisition of securities by the Company which reduces the number of such securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional securities then outstanding generally eligible to vote for the election of directors of the Parent Entity (or, if there is no Parent Entity, the surviving entity) that increases the percentage of such securities beneficially owned by such person, a Change in Control of the Company shall then occur.

“CODE” means the Internal Revenue Code of 1986, as amended.

“COMMITTEE” means the Compensation Committee of the Board, or any successor to such committee, or any other committee of our Board appointed or designated by the Board, in each case, composed of no fewer than two directors each of whom is a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

“COVERED EMPLOYEE” means an individual who is both (i) a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto and (ii) expected by the Committee to be the recipient of compensation (other than “qualified performance based compensation” as defined in Section 162(m) of the Code) in excess of $1,000,000 for the tax year of the Company with regard to which a deduction in respect of such individual’s Award would be allowed.

“DISABILITY” means the disability of a Participant (i) such that the Participant is considered disabled under any long term disability plan of the Company, or otherwise (ii) as determined by the Committee in its sole discretion.

“ELIGIBLE PERSON” means any full time or part time employee (including an officer or director who is also an employee), consultant or advisor of the Company or any Affiliate selected by the Committee. Other than for awards of Incentive Stock Options, “Eligible Person” shall also include any individual to whom an offer of employment has been extended, a member of the Board or a member of the board of directors of a Subsidiary. References to “employment” and related terms in the Plan shall include the provision of services in any capacity.

“FAIR MARKET VALUE” means, with respect to a Share as of any date, (i) the closing sale price per Share, as reported on NASDAQ, or, if different, the principal securities exchange or market on which the Shares are then traded, on such date, or, if no sale of Shares is reported for that date, on the last preceding date on which there was a sale of Shares on NASDAQ or such principal securities exchange or market and (ii), if the Shares are not then traded on any securities exchange or market, the fair market value thereof as determined in good faith by the Committee.

“INCENTIVE STOCK OPTION” means any Option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code (or a successor provision thereof) and which is so designated in the applicable Award Agreement. Under no circumstances shall any Option that is not specifically designated as an Incentive Stock Option be considered an Incentive Stock Option.

“INITIAL PUBLIC OFFERING” means the consummation of initial offering of Shares of the Company to the public.

“NON-QUALIFIED STOCK OPTION” means an Option that is not an Incentive Stock Option.

“OPTION” means an option to purchase a Share or Shares granted under the Plan.

“OTHER STOCK-BASED AWARD” means an Award granted pursuant to Section 9 of the Plan.

“PARTICIPANT” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

 “PERFORMANCE AWARD” means an Award granted pursuant to Section 10 of the Plan.

“PERFORMANCE PERIOD” means the period of at least nine months established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are measured.

“PERSON” means an individual, corporation, partnership, association, trust, limited liability company or any other entity or organization, including a government or political subdivision or an agency, unit or instrumentality thereof.

“RESTRICTED STOCK” means an award of shares which are subject to certain restrictions.

“RETIREMENT” means termination of employment on or after the date the Participant has (i) attained age 65 and completed at least six years of service following the Company’s Initial Public Offering or (ii) completed at least twenty years of service with the Company or its predecessors; provided that with respect to Awards granted prior to May 23, 2007 “Retirement” means termination of employment on or after the date the Participant has (i) attained age 65 and completed at least two years of service following the Company’s Initial Public Offering or (ii) completed at least twelve years of service with the Company or its predecessors.

“SHARE” means a share of common stock of the Company, par value $0.01.

“SUBSIDIARY” means a corporation, limited liability company, partnership or other entity where 50% or more of its outstanding voting securities or other equity interests is owned directly or indirectly by the Company at the time an Award is issued under the Plan.

“SUBSTITUTE AWARD” means an Award granted in assumption of, or in substitution for, an outstanding equity award previously granted by a business or entity all or a portion of which is acquired by the Company or any Affiliate or with which the Company or an Affiliate combines.

Section 3. Administration . (a) The Plan will be administered by the Committee. Subject to and consistent with the provisions of the Plan, the Committee will have full power and authority, in its discretion, and without limitation, to: (i) select Eligible Persons to become Participants; (ii) determine the type and number of Awards to be granted to each Participant; (iii) determine the number of Shares to be covered by each Award; (iv) determine the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, and the acceleration of any such dates; (v) determine the expiration date of any Award; (vi) determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property or canceled, forfeited or suspended and the method or methods by which an Award may be settled, canceled, forfeited or suspended; (vii) determine any other terms and conditions of, and all other matters relating to, Awards; (viii) prescribe Award Agreements (such Award Agreements need not be identical for each Participant) and amendments thereto; (ix) construe, interpret and implement the Plan and the respective Award Agreements entered into pursuant to the Plan; (x) correct any defect, supply any omission and reconcile any inconsistency in the Plan; and (xi) make all other determinations necessary or advisable for administering the Plan. All decisions and determinations of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, beneficiaries, and other persons claiming rights from or through a Participant, and shareholders.

(b) To the fullest extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall have no liability to any Person for any action taken, failure to act or determination made in good faith with respect to this Plan or an Award and shall be entitled to indemnification by the Company against and from any loss, liability, judgment, damage, cost (including attorneys’ fees) and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan or an Award. The foregoing right of indemnification shall not be available to such Committee member or delegate to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of him or her giving rise to the indemnification claim resulted from such person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Committee member or delegate may be entitled under the Company’s Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

Section 4. Shares Subject to the Plan . (a) Shares to be issued under the Plan may consist, in whole or in part, of authorized and unissued Shares, treasury Shares, Shares purchased by the Company in the open market, Shares purchased in the open market by one or more trusts established for the benefit of Participants or otherwise. Subject to adjustment made in accordance with Section 12 of the Plan, the maximum number of Shares that may be issued under the Plan will not exceed 17,150,000 Shares. Notwithstanding the foregoing and subject to adjustment as provided in Section 12 of the Plan, no Covered Employee may be granted Awards under the Plan in any calendar year that relate to more than 1,000,000 Shares. The Committee may direct that any stock certificate evidencing Shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such Shares pursuant to the Plan.

(b) Shares subject to an Award (other than a Substitute Award) that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of Shares to the Participant will again be available for Awards, and Shares withheld in payment of the exercise price or taxes relating to an Award and Shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute Shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan. Shares underlying Substitute Awards shall not reduce the number of Shares available for delivery under the Plan.

Section 5. Eligibility. Awards may be granted only to Eligible Persons who are selected to be Participants by the Committee in accordance with the provisions of the Plan. Holders of equity-based awards granted by a business or entity all or a portion of which is acquired by the Company or any Affiliate or with which the Company or an Affiliate combines are eligible to receive Substitute Awards hereunder.

Section 6. Options. The Committee is authorized to grant Options to Participants on the following terms and conditions and with such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion.

(a) Exercise Price. The exercise price of each Option granted under the Plan shall be determined by the Committee and shall not be less than the Fair Market Value of a Share on the date of grant of such Option and, once determined and established, shall not be changed or reset by the Committee, except as provided in Section 12 of this Plan.

(b) Term and Termination of Options. The term of each Option, together with the effect of termination of employment or service by a Participant on such term, will be determined by the Committee, but in no event will an Option be exercisable, either in whole or in part, after the expiration of ten years from the date of grant of such Option.

(c) Exercise of Option. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its discretion, specify in the applicable Award Agreement or thereafter (subject to the rights of a Participant provided under Section 17 hereof); provided that each Option granted after the date of the Initial Public Offering to any Participant (i) that is not a non-employee director of the Company shall become exercisable and vested ratably (on a monthly, quarterly, annual or other basis as (as the Committee may determine)) over no less than a period of three years and (ii) that is a non-employee director of the Company shall become exercisable and vested ratably (on a monthly, quarterly, annual or other basis as (as the Committee may determine)) over no less than a period of three years, unless such Option is granted as part of such non-employee director’s regular annual compensation paid in accordance with the Company’s director compensation policy. Unless the applicable Award Agreement otherwise provides, an Option may be exercised from time to time as to all or part of the shares as to which such Award is then exercisable (but, in any event, only for whole shares).

Section 7. Incentive Stock Options . In accordance with rules and procedures established by the Committee, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of the Company or any Subsidiary) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Incentive Stock Options shall be granted only to participants who are employees of the Company or a Subsidiary of the Company, but, to the extent required under Section 422 of the Code, an Incentive Stock Option may not be granted under the Plan to an employee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of Section 422(b)(6) of the Code) unless (i) at the time such Incentive Stock Option is granted the option exercise price is at least 110% of the Fair Market Value of the shares subject thereto and (ii) the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date granted.

Section 8. Restricted Stock and Restricted Stock Unit Awards . The Committee is authorized to grant Restricted Stock and/or Restricted Stock units to Participants.

(a) The Awards granted under this Section 8 shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote Shares underlying Restricted Stock and Restricted Stock units or the right to receive any dividend, other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate; provided that each Award granted after the date of the Initial Public Offering to any Participant (i) that is not a non-employee director of the Company shall vest and be settled ratably (on a monthly, quarterly, annual or other basis as (as the Committee may determine)) over no less than a period of three years and (ii) that is a non-employee director of the Company shall vest and be settled ratably (on a monthly, quarterly, annual or other basis as (as the Committee may determine)) over no less than a period of three years, unless such Award is granted as part of such non-employee director’s regular annual compensation paid in accordance with the Company’s director compensation policy. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in this Plan or the applicable Award Agreement. Unless the applicable Award Agreement provides otherwise, additional shares of common stock or other property distributed to the Participant in respect of shares of Restricted Stock or Restricted Stock units, as dividends or otherwise, shall be subject to the same restrictions applicable to such Restricted Stock or Restricted Stock units.

(b) Any Award of Restricted Stock or Restricted Stock units may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares underlying a Restricted Stock Award, such certificate shall be registered in the name of the Participant.

(c) Unless the Committee shall otherwise determine, any certificate issued evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable Award Agreement.

Section 9. Other Stock-Based Awards . The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 9 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 9. Other than Awards which are granted in lieu of cash consideration, (i) Awards granted pursuant to this Section 9 that are in the nature of a Performance Award are subject to the requirement set forth in Section 2 that the related Performance Period be a period of at least nine months and (ii) Awards granted pursuant to this Section 9 that are not in the nature of a Performance Award are subject to the minimum vesting and settlement terms set forth in Section 6(c) and 8(a).

Section 10. Performance Awards.

(a) General . Performance Awards may be denominated as a cash amount, number of Shares, number of Share units having a value equal to an identical number of Shares, or a combination thereof and are awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. In the event that a stock certificate is issued in respect of Performance Awards, such certificates shall be registered in the name of the Participant but shall be held by the Company until the time the performance shares are earned.

(b) Performance Goals Generally . The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 10. The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(c) Business Criteria . Without limitation of the use of other criteria, one or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company may be used by the Committee in establishing performance goals for such Performance Awards: (i) earnings per share, (ii) return on average common equity, (iii) pre-tax income, (iv) pre-tax operating income, (v) net revenues, (vi) net income, (vii) profits before taxes, (viii) book value per share, (ix) stock price, (x) earnings available to common shareholders, (xi) ratio of compensation and benefits to net revenues and (xii) execution and origination of assignments directly related to the individual covered employee. Such targets may relate to the Company as a whole, or to one or more units thereof, and may be measured over such periods of at least nine months, as the Committee shall determine. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(d) Settlement of Performance Awards; Other Terms . Settlement of Performance Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Committee. Performance Awards will be distributed only after the end of the relevant Performance Period. The Committee may, in its discretion, increase or reduce (subject to the rights of a Participant provided under Section 17 hereof) the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to Paragraph (b) above. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant.

Section 11. Termination of Employment . Unless otherwise determined by the Committee or provided by the Committee in the applicable Award Agreement, the following provisions shall apply:

(a) Upon a termination of employment as a result of death, Disability or Retirement:

(i) any Award (other than Options) then held by the Participant will be immediately accelerated and become fully vested, exercisable and payable, and

 (ii) any Option then held by the Participant will be immediately accelerated and become fully vested and exercisable and will expire on the earlier of (A) the date the option would have expired had the Participant continued in such employment and (B) one (1) year after the date such Participant’s service ceases.

(b) Upon termination of employment by the Company for cause (as determined by the Committee in its sole discretion):

(i) any Award then held by the Participant whose restrictions have not lapsed, which is not exercisable or which is not payable will automatically be forfeited in full and canceled by the Company upon such termination of employment, and

(ii) any Option then held by the Participant, to the extent exercisable, will automatically be forfeited in full and canceled by the Company upon such termination of employment.

(c) Upon a termination of employment by the Company without cause (as determined by the Committee in its sole discretion) within two years following the occurrence of a Change in Control or (ii) upon a termination of employment by the Company without cause (as determined by the Committee in its sole discretion) six months prior to the occurrence of a Change in Control if, in the case of (ii), the Committee reasonably determines in its sole discretion that such termination was at the behest of the acquiring entity (each such termination of employment deemed to be a termination of employment “in connection with” the occurrence of a Change in Control):

(i) any Award (other than Options) then held by the Participant will be immediately accelerated and become fully vested, exercisable and payable, and

(ii) any Option then held by the Participant will be immediately accelerated and become fully vested, exercisable and payable and shall automatically expire on the earlier of (A) the date the Option would have expired had the Participant continued in such employment and (B) one year after the date such Participant’s service ceases, or, in the case of clause (B), in the event the Committee determines the termination was without cause at the behest of the acquiring entity, one (1) year after the date of such determination.

(d) Upon termination of employment for any reason other than those specified in (a), (b) or (c) above:

(i) any Award (other than Performance Awards) then held by the Participant whose restrictions have not lapsed, which is not vested, which is not exercisable or which is not payable will automatically be forfeited in full and canceled by the Company upon such termination of employment,

(ii) any Option then held by the Participant, to the extent exercisable, shall automatically expire on the earlier of (A) the date the Option would have expired had the Participant continued in such employment and (B) one hundred and eighty (180) days (or ninety (90) days in the case of an Option that is intended to qualify as an Incentive Stock Option) after the date the such Participant’s service ceases, and

(iii) any Performance Award then held by the Participant which is not then payable will be paid in accordance with its terms, which terms may provide that the Performance Award be forfeited.

(e) Unless the Committee determines at any time in its sole discretion that this Section 11(e) shall not apply, in the event the Company sells or spins off a portion of its assets or one of its Affiliates and a Participant is determined by the Committee to have a termination of employment as a result of such sale or spin-off, then the Participant shall be permitted to exercise Participant’s Options that are vested and outstanding on the effective date of such termination until the earlier of one (1) year after such termination of employment or the expiration of the Award.

Section 12. Adjustment . In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event, then the Committee shall, in such manner as it shall deem equitable, adjust any or all of (i) the maximum number of Shares that may be issued under the Plan as set forth in Section 4(a) or the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of Shares by which annual per person Award limitations are measured under Section 4(a), (iii) the number and kind of Shares subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award. In addition, the Committee shall, in such manner as it shall deem equitable, make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or Affiliate or other business unit, or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Subsidiary or Affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant. After any adjustment made pursuant to this paragraph, the number of shares subject to each outstanding Award shall be rounded to the nearest whole number.

Section 13. Change in Control . Subject to Section 11 of the Plan and except as otherwise provided in the applicable Award Agreement, upon the occurrence of a Change in Control, the Committee shall determine whether outstanding but unvested or unexercisable Options under the Plan shall become fully vested and exercisable and whether outstanding but unvested, unexercisable or not yet payable Awards (other than Options) under the Plan shall become fully vested, exercisable and payable; provided that all Awards consisting of Restricted Stock units granted in February 2006 in connection with the Initial Public Offering shall become fully vested upon a Change in Control. In addition, upon a Change in Control, the Committee may determine that any or all outstanding Awards granted under the Plan shall be canceled and terminated; provided that, in connection with such cancellation and termination of any Award which is then vested, exercisable or payable, the holder of such Award receives for each Share subject to such Awards a cash payment (or the delivery of Shares, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of the Company in respect of a Share in connection with such transaction and the purchase price per share, if any, under the Award multiplied by the number of Shares subject to such Award; provided further that if such product is zero or less, the Awards will be canceled and terminated without payment therefor.

Section 14. Compliance with Laws; Transferability . (a) The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any applicable law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other securities of the Company are listed or quoted, or compliance with any other obligation or policy of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations or policies of the Company. Nothing herein shall require the Company to list, register or qualify the shares of common stock on any securities exchange.

(b) Except as the Committee may otherwise determine from time to time, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; (ii) each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative; and (iii) no Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company. The provisions of this Section 14(b) shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

Section 15. Certain Tax Provisions . (a) The Company and any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award (including, without limitation, FICA tax), and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Notwithstanding any other provision of the Plan, only the minimum amount of Shares deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld. For this purpose, Fair Market Value shall be determined as of the date on which the amount of tax to be withheld is determined (and any fractional share amount shall be settled in cash).

(b) If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code, such Participant shall notify the Company of such disposition within ten days thereof.

(c) If a Participant, in connection with the acquisition of Shares under the Plan, is permitted under the terms of the Award Agreement to make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code notwithstanding the continuing transfer restrictions) and the Participant makes such an election, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code.

Section 16. General Provisions .. (a) Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary or Affiliate, (ii) interfering in any way with the right of the Company or a Subsidiary or Affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award. Except as expressly provided in the Plan and an Award Agreement, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(b) The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have received or executed (if execution is required) an Award Agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

(c) The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended. These powers may include cancellation or forfeiture if a Participant establishes a relationship with a competitor of the Company or engages in activity which is in conflict with or adverse to the interest of the Company, as determined under the Company’s non-competition policy, as in effect from time to time.

(d) The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred, either automatically, or at the election of the Committee or a Participant. Subject to the provisions of the Plan and any Award Agreement, the recipient of the Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash dividends, or cash payments in amounts equivalent to cash dividends on Shares, with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. This Section 16(d) shall not apply to any Award granted to any resident of Canada if the result of any such deferral would be to postpone payment of such Award to a time later than the third anniversary of the end of the calendar year in which the Award was granted.

 (e) If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to the extent, but only to the extent, necessary to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(f) Awards may be granted to employees of the Company or any Subsidiary or Affiliate who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to those employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for employees of the Company or any Subsidiary or Affiliate on assignments outside their home country.

(g) Any and all grants of Awards and issuances of Shares under the Plan shall constitute a special incentive payment to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement with the Participant, unless such plan or agreement specifically provides otherwise. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

(h) The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections.

(i) Except as expressly provided therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the Participant any rights or remedies hereunder or thereunder.

(j) The terms of the Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

(k) Each grantee of an Award recognizes and agrees that prior to being selected by the Committee to receive an Award he or she has no right to any benefits hereunder. Accordingly, in consideration of the grantee’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to this Plan or an Award Agreement to which his or her consent is expressly required by the express terms of the Plan or an Award Agreement).

Section 17. Effective Date; Amendment and Termination . (a) This Second Amended and Restated Equity Incentive Plan shall become effective upon its approval by the shareholders of the Company on May 19, 2008.

(b) Unless the Plan will have been previously terminated by the Board, the Plan will terminate ten years from the date set forth in Section 17(a). All Awards made under the Plan prior to its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements. The Board will have the right, at any time to suspend, amend, alter, discontinue or terminate the Plan, provided, however that no such action shall be made without shareholder approval if such approval is required under tax or stock exchange rules and regulations. No termination of the Plan or action by the Board in amending or suspending the Plan may materially impair the rights of a Participant under any outstanding Award, without the consent of the affected Participant, except any such amendment made to cause the Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations (including but not limited to Section 409A of the Code).

(c) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any Participant or holder or beneficiary of any Award; provided, however, that, notwithstanding the foregoing in this Section 17(c), no such action shall impair the rights of a Participant or holder or beneficiary under any Award theretofore granted under the Plan.

Section 18. Governing Law . The Plan will be governed by and construed in accordance with the law of the State of New York, without giving effect to principles of conflict of laws.

Proxy Card for Holders of Common Stock

THOMAS WEISEL PARTNERS GROUP, INC.
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THOMAS WEISEL PARTNERS GROUP, INC.

The Board of Directors unanimously recommends a vote “FOR” proposal number 1.

Vote On Proposals

Item 1 – To Amend the Company’s Equity Incentive Plan

For ☐	Against ☐	Abstain ☐

IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by a duly authorized person.

___________________________________ Signature	____________ Date	__________________________________ Signature (joint owners)	___________ Date

PROXY

SPECIAL MEETING OF STOCKHOLDERS OF

THOMAS WEISEL PARTNERS GROUP, INC.

One Montgomery Street

San Francisco, California 94104

This Proxy is Solicited on Behalf of the Board of Directors of the Company

The undersigned stockholder hereby appoints Thomas W. Weisel, Lionel F. Conacher and Mark P. Fisher, and each of them individually as proxies for the undersigned, each with full power of substitution for and in the name of the undersigned, to act for the undersigned and to vote, as designated on the reverse, all of the shares of common stock of Thomas Weisel Partners Group, Inc. (the “Company”), which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company, or adjournment or postponement thereof, to be held February 9, 2009, at 8:00 a.m., Pacific Time, at One Montgomery Street, 35th Floor, San Francisco, California 94104 to consider and act upon the matters as designated on the reverse side. Unless otherwise specified in the boxes and space provided, the proxies shall vote for the proposal listed on the reverse side and shall have discretionary power to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors has established the close of business on January 2, 2009, as the record date for the determination of the stockholders entitled to notice of and to vote at this Special Meeting of Stockholders.

Please date, sign and mail your proxy card as soon as possible

(continued and to be signed on the reverse side)

Voting Card for Holders of Exchangeable Shares

VOTING INSTRUCTION CARD

DIRECTION GIVEN BY

REGISTERED HOLDERS OF EXCHANGEABLE SHARES

OF

TWP ACQUISITION COMPANY (CANADA), INC.

FOR THE FEBRUARY 9, 2009  SPECIAL MEETING

OF

THE STOCKHOLDERS OF THOMAS WEISEL PARTNERS GROUP, INC.

The undersigned, having read the Notice of Special Meeting of Shareholders and Proxy Statement regarding the special meeting (the “Special Meeting”) of common stockholders of Thomas Weisel Partners Group, Inc. (“Thomas Weisel Partners”) to be held at Thomas Weisel Partners’ corporate headquarters at One Montgomery Street, 35th Floor, San Francisco, California 94104 on February 9, 2009 at 8:00 a.m. (Pacific time) and the accompanying Notice to Exchangeable Shareholders, receipt of each of which is hereby acknowledged, does hereby instruct and direct the Trustee, pursuant to the provisions of the Voting and Exchange Trust Agreement (the “Agreement”) dated as of January 5, 2009, by and among Thomas Weisel Partners, TWP Acquisition Company (Canada), Inc. (“Canadian Sub”) and the Trustee, as follows:

(PLEASE NOTE: IF NO DIRECTION IS MADE AND YOU SIGN BELOW, THE TRUSTEE IS HEREBY AUTHORIZED AND DIRECTED TO VOTE FOR ITEM 1 AND AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING TO VOTE IN ITS DISCRETION.)

_________

THE BOARD OF DIRECTORS OF

THOMAS WEISEL PARTNERS GROUP, INC.

UNANIMOUSLY RECOMMENDS YOU VOTE

“FOR”

PROPOSAL 1

_________

To be valid, this voting instruction card must be signed and deposited in the enclosed return envelope or by fax to (416) 368-2502 prior to 5:00 p.m., Eastern Time, on February 4, 2009.

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(PLEASE SELECT ONE OF A, B, C or D)

☐ A. Exercise or cause to be exercised, whether by proxy given by the Trustee to a representative of Thomas Weisel Partners or otherwise, the undersigned’s voting rights at the Special Meeting, or any postponement or adjournment thereof, as follows:

(PLEASE COMPLETE THE FOLLOWING ONLY IF YOU HAVE SELECTED ALTERNATIVE A.)

Proposal 1. To Amend Thomas Weisel Partners’ Equity Incentive Plan

For ☐	Against ☐	Abstain ☐

To vote, in its discretion, upon such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

(IF YOU HAVE SELECTED ALTERNATIVE A, PLEASE GO DIRECTLY TO THE SIGNATURE LINE ON THIS DOCUMENT.)

☐ B. Deliver a proxy card to the undersigned at the Special Meeting with respect to all Exchangeable Shares of Canadian Sub held by the undersigned on the record date for the Special Meeting so that the undersigned may exercise personally the undersigned’s voting rights at the Special Meeting or any postponement or adjournment thereof.

(IF YOU HAVE SELECTED ALTERNATIVE B, PLEASE GO DIRECTLY TO THE SIGNATURE LINE ON THIS DOCUMENT.)

☐ C. Deliver a proxy card to ______________________________________________  to attend and act for and on behalf of the undersigned at the Special Meeting with respect to all the Exchangeable Shares of Canadian Sub held by the undersigned on the record date for the Special Meeting with all the powers that the undersigned would possess if personally present and acting thereat including the power to exercise the undersigned’s voting rights at the Special Meeting or any postponement or adjournment thereof.

(IF YOU HAVE SELECTED ALTERNATIVE C, PLEASE GO DIRECTLY TO THE SIGNATURE LINE ON THIS DOCUMENT.)

☐ D. Deliver a proxy card to any of Thomas W. Weisel, Lionel F. Conacher or Mark P. Fisher, as representative of management of Thomas Weisel Partners, to attend and act for and on behalf of the undersigned at the Special Meeting with respect to all the Exchangeable Shares of Canadian Sub held by the undersigned on the record date for the Special Meeting with all the powers that the undersigned would possess if personally present and acting thereat including the power to exercise the undersigned’s voting rights at the Special Meeting or any postponement or adjournment thereof.

(IF YOU HAVE SELECTED ALTERNATIVE D, PLEASE GO DIRECTLY TO THE SIGNATURE LINE ON THIS DOCUMENT.)

SIGNATURE

Executed on this ______ day of  ___________________ , 2009.

Signature: _______________________________                                                                                                   Signature (if joint owners): _______________________________

Print Name: ______________________________                                                                                                   Print Name: _______________________________

Title (if applicable): ________________________                                                                                                   Title (if applicable): _______________________________

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NOTES:

(1)
A shareholder has the right to appoint a person to represent him/her at the Special Meeting by inserting in the space provided in Alternative C the name of the person the shareholder wishes to appoint. Such person need not be a shareholder. A shareholder may instead designate a representative of management of Thomas Weisel Partners to exercise the shareholder’s voting rights at the Special Meeting by selecting Alternative D.

(2)
To be valid, this voting instruction card must be signed and deposited with CIBC Mellon Trust Company, Attn: Proxy Department, P.O. Box 721, Agincourt, Ontario, M1S 0A1 in the enclosed return envelope or by fax to (416) 368-2502 prior to 5:00 p.m., Eastern Time, on February 4, 2009 or, if the Special Meeting is adjourned, 48 hours (excluding weekends and holidays) before any adjourned Special Meeting.

(3)	If an individual, please sign exactly as your Exchangeable Shares are registered.

If the shareholder is a corporation, this voting instruction card must be executed by a duly authorized officer or attorney of the shareholder and, if the corporation has a corporate seal, its corporate seal should be affixed. If Exchangeable Shares are registered in the name of an executor, administrator or trustee, please sign exactly as the Exchangeable Shares are registered. If the Exchangeable Shares are registered in the name of the deceased or other shareholder, the shareholder’s name must be printed in the space provided. This voting instruction card must be signed by the legal representative with his/her name printed below his/her signature and evidence of authority to sign on behalf of the shareholder must be attached to this voting instruction card.

In some cases, Exchangeable Shares beneficially owned by a holder (a “Non-Registered Holder”) may be registered in the name of a securities dealer or broker or other intermediary, or clearing agency. Non-Registered Holders should, in particular, review the section entitled “Non-Registered Holders” in the accompanying Notice to Exchangeable Shareholders and carefully follow the instructions of their intermediaries.

(4)	If a share is held by two or more persons, each should sign this voting instruction card.

(5)	If this voting instruction card is not dated in the space provided, it is deemed to bear the date on which it is mailed by the shareholder.

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Meeting Notice for Holder of Exchangeable Shares

Thomas Weisel Partners Group, Inc.

_________

Notice to Exchangeable Shareholders

_________

Our records show that you are the holder of exchangeable shares (“Exchangeable Shares”) issued by TWP Acquisition Company (Canada), Inc. (“Canadian Sub”), a Canadian company. The Exchangeable Shares are intended to provide you with voting rights that are substantially equivalent to those of holders of shares of common stock of Thomas Weisel Partners Group, Inc. (“Thomas Weisel Partners”), the U.S. parent of Canadian Sub, including the right to attend and exercise voting rights at meetings of the shareholders of Thomas Weisel Partners. Thomas Weisel Partners will be holding a Special Meeting of Shareholders (the “Special Meeting”) on Monday, February 9, 2009, at 8:00 a.m., Pacific time, to:

(1)	Vote on a proposal to amend the Thomas Weisel Partners Group, Inc. Equity Incentive Plan; and

(2)	Conduct any other business that properly comes before the meeting.

The meeting will take place at Thomas Weisel Partners’ corporate headquarters at One Montgomery Street, 35th Floor, San Francisco, California 94104.

At the Special Meeting, you will have voting rights, as described below, equal to the number of Exchangeable Shares you hold. You are permitted to instruct the Trustee under the Voting and Exchange Trust Agreement that was entered into in connection with Thomas Weisel Partners’ acquisition of Westwind, as to how the Trustee is to vote your Exchangeable Shares at the Special Meeting. If you do not give voting instructions, the Trustee will not be entitled to exercise the voting rights attached to your Exchangeable Shares. Alternatively, you may instruct the Trustee to give you, or a person designated by you, a proxy to exercise personally the voting rights attached to your Exchangeable Shares or a proxy to a designated agent or other representative of management of Thomas Weisel Partners to exercise those voting rights.

To instruct the Trustee as to how you wish to exercise your voting rights, you must complete, sign, date and return the enclosed voting instruction card to the Trustee by 5:00 p.m., Eastern Time, on February 4, 2009.

If you wish to attend the meeting and are a holder of record of Exchangeable Shares, you will be asked to present photo identification, such as a driver’s license, to a representative of the Trustee who will attend the meeting. Whether or not you plan to attend, please complete, sign, date and return the voting instruction card in the envelope provided in order to ensure that your Exchangeable Shares will be represented at the Special Meeting.

You have the right to revoke any instructions to the Trustee by giving written notice of revocation to the Trustee or by executing and delivering to the Trustee a later-dated voting instruction card. No notice of revocation or later-dated voting instruction card however, will be effective unless received by the Trustee prior to 5:00 p.m., Eastern Time, on February 4, 2009.

Non-Registered Holders

Only registered holders of Exchangeable Shares of Canadian Sub are permitted to instruct the Trustee as to how to vote their Exchangeable Shares at the Special Meeting or to attend and vote at the Special Meeting in person or by proxy as described above. You may be a beneficial owner but not a registered holder of Exchangeable Shares (a “Non-Registered Holder”) if your Exchangeable Shares are registered either:

(1)
in the name of an intermediary (an “Intermediary”) with whom you deal in respect of the Exchangeable Shares, such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, and similar plans; or

(2)	in the name of a clearing agency (such as The Canadian Depository for Securities Limited) of which the Intermediary is a participant.

The Trustee has distributed copies of the Notice of Special Meeting of Shareholders and Proxy Statement, dated January 9, 2009 and the Notice to Exchangeable Shareholders (collectively, the “ Meeting Materials ”) to Intermediaries who are required to forward these Meeting Materials to Non-Registered Holders, unless a Non-Registered Holder has waived the right to receive them. If you are a Non-Registered Holder who has not waived the right to receive Meeting Materials, you will be given either:

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(1)
a voting instruction card, which has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of Exchangeable Shares beneficially owned by you but which is otherwise blank. This voting instruction card need not be signed by you. In this case, if you wish to direct the voting of the Exchangeable Shares held by you or attend and vote at the Special Meeting (or have another person attend and vote on your behalf) you should properly complete the voting instruction card and deposit it with Voting Trustee — CIBC Mellon Trust Company, Attn: Proxy Department, P.O. Box 721, Agincourt, Ontario M1S 0A1 or by fax to (416) 368-2502 prior to 5:00 p.m., Eastern Time, on February 4, 2009; or

(2)	a voting instruction form which must be completed and signed by you in accordance with the directions on the voting instruction form.

If you are a Non-Registered Holder and wish to attend the meeting, you will be asked to provide proof of ownership, such as an account statement or letter from a bank or broker evidencing your ownership of Exchangeable Shares as of January 2, 2009, the record date for the Special Meeting, to a representative of the Trustee who will attend the meeting.

The purpose of these procedures is to permit you, as a Non-Registered Holder, to direct the voting of the Exchangeable Shares you beneficially own or to attend and vote at the Special Meeting, in person or by proxy. Non-Registered Holders should carefully follow the instructions of their Intermediaries and their service companies. A Non-Registered Holder generally may revoke a voting instruction card/form given to an Intermediary at any time by written notice to the Intermediary in a reasonable period of time prior to the Special Meeting, as set forth in the Intermediary’s instructions.

Information Relating to Thomas Weisel Partners

Exchangeable Shares are exchangeable on a one-for-one basis for shares of common stock of Thomas Weisel Partners. As a result of the substantial economic and voting equivalency between the Exchangeable Shares and shares of common stock of Thomas Weisel Partners, you, as a holder of Exchangeable Shares, will have a participating interest determined by reference to Thomas Weisel Partners and not Canadian Sub. Accordingly, it is information relating to Thomas Weisel Partners that is relevant to you, and enclosed in this package are Thomas Weisel Partner’s Notice of Special Meeting of Shareholders and Proxy Statement, which we urge you to read carefully.

San Francisco, California

January 5, 2009

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